FORM OF
                          LIMITED PARTNERSHIP AGREEMENT
                  OF SWIFT ENERGY PENSION PARTNERS 1995-B, LTD.


ARTICLE I
         FORMATION OF LIMITED PARTNERSHIP......................................1

ARTICLE II
         DEFINITIONS...........................................................2

ARTICLE III
         PARTNERSHIP NAME.....................................................10

ARTICLE IV
         LOCATION OF PRINCIPAL PLACE OF BUSINESS AND REGISTERED OFFICE........10

ARTICLE V
         BUSINESS OF THE PARTNERSHIP..........................................10

ARTICLE VI
         TERM.................................................................10

ARTICLE VII
         CAPITAL CONTRIBUTIONS................................................11

ARTICLE VIII
         THE DEPOSITARY: ASSIGNMENT OF LIMITED PARTNER'S
         INTEREST TO INTEREST HOLDERS; DUTIES OF DEPOSITARY;
         OTHER DEPOSITARY MATTERS.............................................12

ARTICLE IX
         ALLOCATIONS OF PARTNERSHIP INCOME AND LOSS ITEMS; DISTRIBUTIONS......15

ARTICLE X
         THE GENERAL PARTNERS:  RIGHTS, DUTIES AND OBLIGATIONS................21

ARTICLE XI
         EVENTS OF WITHDRAWAL OF THE GENERAL PARTNERS:
         VOLUNTARY WITHDRAWAL; ASSIGNMENT; REMOVAL;
         AND INSOLVENCY-RELATED EVENTS........................................30


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ARTICLE XII
         COMPENSATION TO THE MANAGING GENERAL PARTNER.........................36

ARTICLE XIII
         THE INTEREST HOLDERS: RIGHTS, DUTIES AND OBLIGATIONS.................37

ARTICLE XIV
         MEETINGS OF INTEREST HOLDERS.........................................41

ARTICLE XV
         INTEREST HOLDERS' RIGHT OF PRESENTMENT...............................44

ARTICLE XVI
         INDEMNIFICATION OF GENERAL PARTNERS..................................47

ARTICLE XVII
         ACCOUNTS, RECORDS AND REPORTS........................................49

ARTICLE XVIII
         PREPARATION OF RETURNS; ELECTIONS....................................53

ARTICLE XIX
         DURATION AND TERMINATION.............................................54

ARTICLE XX
         PLANS OF MERGER OR EXCHANGE..........................................56

ARTICLE XXI
         AMENDMENT............................................................59

ARTICLE XXII
         MISCELLANEOUS........................................................59



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                          LIMITED PARTNERSHIP AGREEMENT
                   SWIFT ENERGY PENSION PARTNERS 1995-B, LTD.

     This Limited Partnership Agreement (the "Agreement") is made and entered into by and among SWIFT ENERGY COMPANY, a Texas corporation, as Managing General Partner (the "Managing General Partner"), VJM CORPORATION, a California
corporation,   as  Special  General  Partner  (the  "Special  General  Partner")
(collectively referred to as the "General Partners"), and SWIFT DEPOSITARY COMPANY, a Texas corporation, as sole Limited Partner (the "Limited Partner").

                                   WITNESSETH:

                                    ARTICLE I
                        FORMATION OF LIMITED PARTNERSHIP

     1.01 FORMATION. The parties hereto agree to form and do hereby form, in accordance with the provisions of this Agreement, a limited partnership under and pursuant to the Texas Revised Limited Partnership Act, which limited partnership is hereinafter referred to as the "Partnership."

     1.02 QUALIFICATIONS TO DO BUSINESS. Prior to conducting any business in any jurisdiction, the Managing General Partner shall either cause the Partnership to comply with all requirements for the qualification of the partnership to conduct business as a limited partnership in such jurisdiction or to conduct business in such jurisdiction, through other partnerships through the Managing General Partner as its agent or by such other means as the Managing General Partner, upon the advice of counsel, deems appropriate in order to preserve the limited liability of the Limited Partner to the fullest possible extent.

     1.03 COMPLIANCE WITH LAWS. The parties shall from time to time execute or cause to be executed all such certificates or other documents, and do or cause to be done all such filing, recording, publishing or other acts, as the Managing General Partner may deem to be appropriate to comply with the requirements of law for the formation and/or operation of a limited partnership in the State of Texas and all other jurisdictions where the Partnership shall desire to conduct business.

     1.04 NUMBER OF INTEREST HOLDERS. For purposes of the Employee Retirement Income Security Act of 1974, as amended, the General Partners agree that they
(i) shall form the Partnership only pursuant to subscriptions for beneficial interests herein by at least 150 Interest Holders who have represented that they do not bear certain relationships to Partners or other Interest Holders, as set forth in paragraph 8 of the Subscription Agreement, and (ii) shall register the Partnership under Section 12(g) of the Securities Exchange Act of 1934, as amended.

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                                   ARTICLE II
                                   DEFINITIONS

     2.01 ADDITIONAL CAPITAL CONTRIBUTION. The cash amount contributed to the Partnership by the Managing General Partner other than its payment of the Partnership's Selling and Offering Expenses.

     2.02 AFFILIATE. An Affiliate of a specified person means (i) any person directly or indirectly owning, controlling, or holding with power to vote, 10% or more of the outstanding voting securities of such specified person; (ii) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified person; (iii) any person directly or indirectly controlling, controlled by, or under common control with, such specified person; (iv) any officer, director, trustee or partner of such specified person; and (v) if such specified person is an officer, director, trustee or partner, any person for which such person acts in any such capacity.

     2.03 AGREEMENT. This Limited Partnership Agreement, as originally executed and as subsequently amended from time to time.

     2.04 CAPITAL ACCOUNT. The Capital Account maintained for each Partner and Interest Holder on the books of the Partnership pursuant to Section 17.02 of this Agreement.

     2.05 CAPITAL ACCOUNT EQUALIZATION. The status that exists upon the earlier of (i) such time as the Limited Partner has been allocated net Partnership Income and Loss Items in a positive amount equaling its Capital Contribution, or
(ii) Payout. If at any time the cumulative allocation of positive Partnership Income and Loss Items no longer equals the Capital Contribution of the Limited Partner, and if Payout has not occurred, then Capital Account Equalization will no longer exist.

     2.06 CAPITAL CONTRIBUTIONS. The money and other property actually contributed to the Partnership by the General Partners and the Depositary, as sole Limited Partner. Capital Contributions of the Managing General Partner shall include amounts paid by it as Selling and Offering Expenses on behalf of the Partnership and the amount of any Additional Capital Contribution.

     2.07 CASH DISTRIBUTIONS. The Distributions in cash actually made to the Partners or Interest Holders as a result of the receipt by the Partnership of Revenues.

     2.08 CODE. The Internal Revenue Code of 1986, as it may be amended (26 U.S.C.). Section references to the Code are to the section of the Code as of the date of this Agreement. All such references to the Code and sections thereof are deemed to include appropriate portions of any subsequently enacted internal revenue law, code, act or similar legislation dealing with the same subject matter as is contained in the Code.


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

     2.09 CONSULTANT. Any one of the independent petroleum engineering firms of Golden Engineering, Inc., H.J. Gruy and Associates, Inc., Kahn and Associates or any other qualified independent petroleum engineering firm that performs the duties of the Consultant described herein.

     2.10 DEALER MANAGER. Swift Energy Marketing Company, a wholly owned subsidiary of the Managing General Partner.

     2.11 DEPOSITARY. Swift Depositary Company, a Texas corporation, or any substitute Depositary admitted in accordance with the terms of this Agreement

     2.12 DEPOSITARY RECEIPT. A document issued by the Depositary evidencing the ownership of SDIs.

     2.13 DIRECT EXPENSES. Actual, necessary and reasonable few and expenses incurred directly by or for the benefit of the Partnership including: legal accounting, audit, engineering and reserve evaluation fees; fees and expenses for preparing Partnership tax returns, investor reports, and filings and reports required by federal and state securities authorities; fees and expenses, if any, paid to any person acting as Depositary who is not an Affiliate of the General Partners; fees and expenses for qualification of the Partnership in various jurisdictions; all associated printing, duplicating and postage charges; and all other costs incurred directly by or for the benefit of the Partnership. Direct Expenses will not duplicate amounts reimbursed or paid under any other category of expense.

     2.14 DISTRIBUTIONS. Distributions (including Cash Distributions) from the Partnership to one or more Partners or Interest Holders pursuant to Article IX or Article XIX hereof.

     2.15 FORMATION COSTS. All costs of organizing and offering interests in the Partnership, including: printing expenses; legal and accounting fee and expenses; salary and employee benefits, travel, filing, mailing and other expenses incurred by the Managing General Partner or the Partnership in connection therewith or in connection with the formation of the Partnership; the registration and qualification of interests therein for offer and sale under applicable securities laws; the preparation of all related documents and offering materials; and escrow fees. Formation Costs shall not include any amounts payable to broker-dealers as selling commissions or amounts paid to the Dealer Manager in connection with managing the offering.

     2.16 FORMATION DATE. The effective date at which the formation of the Partnership is completed under the Texas Revised Limited Partnership Act by the execution of this Agreement and the filing of a certificate of limited partnership.



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



     2.17 GENERAL AND ADMINISTRATIVE OVERHEAD. All customary and routine legal, accounting, reporting, geological, engineering, land, and well supervision expenses, costs of travel, office rent, telephone, data processing, wages, salaries and employee benefits, and other actual, necessary and reasonable expenses of a general and administrative nature incurred by the Managing General Partner or its Affiliates in connection with management and supervision of the Partnership's activities in acquiring, holding and managing interests in Producing Properties, and otherwise conducting its operations. The amount of such costs and expenses charged to the Partnership will not include the amount of any such costs and expenses reimbursed to the Managing General Partner or its Affiliates as Operating Costs or Property Acquisition Costs, and will not include Direct Expenses incurred by or for the benefit of the Partnership. General and Administrative Overhead charges will not duplicate any amounts reimbursed or paid under any other category of expense.

     2.18 GENERAL AND ADMINISTRATIVE OVERHEAD ALLOWANCE. An amount payable to the Managing General Partner as an allowance for actual, necessary and reasonable General and Administrative Overhead incurred by the Managing General Partner. If the full amount of the General and Administrative Overhead Allowance incurred by the Partnership in a given period is not paid by the Partnership in that period, the excess of the amount incurred over the amount paid by the Partnership will be carried forward to be paid in subsequent periods. The General and Administrative Overhead Allowance shall be calculated in accordance with Section 12.01 hereof.

     2.19 GENERAL PARTNERS. The Managing General Partner and Special General Partner, collectively.

     2.20 INCENTIVE AMOUNT. An amount payable to the Managing General Partner during the life of the Partnership for services rendered to the Partnership. The Incentive Amount shall be calculated in accordance with Section 12.03 hereof.

     2.21 INDEPENDENT EXPERT. A person with no material relationship to the Managing General Partner or its Affiliates who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the Managing General Partner or its Affiliates.

     2.22 INTEREST HOLDER. Any person who is shown as a record owner of SDIs on the books of the Depositary.

     2.23 LIMITED PARTNER. The Depositary, or any substitute Limited Partner admitted in accordance with the terms of this Agreement.

     2.24 MANAGING GENERAL PARTNER. Swift Energy Company, a Texas corporation, or any substitute Managing General Partner admitted in accordance with the terms of this Agreement.



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     2.25 NONOPERATING  INTERESTS.  Nonoperating  Interests shall consist of the following types of interests in Producing Properties:

          A. NET PROFITS INTEREST. Generally, a Nonoperating Interest in an oil and gas property which entitles the owner to a specified percentage share of the Gross Proceeds generated by such property, net of Operating Costs. The holder of a Net Profits Interest has no personal liability for Operating Costs and other expenses incurred in producing oil and gas from the underlying Producing Property. Under a Net Profits Agreement, the Partnership will receive from its companion Operating Partnership Net Profits Interests having the particular characteristics described therein.

          B. OVERRIDING ROYALTY INTEREST. Generally, a fractional Nonoperating Interest in the gross production, or the Gross Proceeds therefrom, of oil and gas and other minerals under a lease, in addition to the usual royalty paid to the lessor, free of any expenses of exploration, development, operation and maintenance. An Overriding Royalty Interest is an interest carved out of the Working Interest, as distinguished from the lessor's reserved Royalty Interest. The main characteristics of an Overriding Royalty Interest are that it is limited to the terms of the lease under which it is created and its duration runs concurrently with the term of such lease. Under a Net Profits Agreement, the Partnership will receive from its companion Operating Partnership Overriding Royalty Interests having the particular characteristics described therein.

          C. ROYALTY INTEREST. A fractional Nonoperating Interest in the gross production, or the Gross Proceeds therefrom, of oil and gas and other minerals under a lease, free of any expenses of exploration, development, operation and maintenance.

     For purposes of the above definitions, Gross Proceeds shall mean, in general, the total amounts received from the sale by a Working Interest owner of oil, gas and other minerals produced from a Producing Property and attributable to that Working Interest. Operating costs shall mean, in general, all expenditures made and costs incurred by a Working Interest owner in connection with the operation and maintenance of Producing Properties in which the Partnership may own Nonoperating Interests and the production and marketing of hydrocarbons therefrom. As used with respect to Net Profits Interests and Overriding Royalty Interests to be created under the Net Profits Agreement, Gross Proceeds and Operating Costs shall have the specific meanings set forth in the Net Profits Agreement.

     2.26 NET PROFITS AGREEMENT. The form of Net Profits Agreement to be entered into between the Partnership and an Operating Partnership pursuant to which the Operating Partnership will convey Net Profits Interests and Overriding Royalty Interests to the Partnership in groups of Producing Properties.


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     2.27 OPERATING  PARTNERSHIP.  Any of a series of Texas limited partnerships formed pursuant to Swift Depositary Interests, an offering of SDIs registered under the Securities Act of 1933, as amended, for the purpose of acquiring
Working  Interests  in,  and  operating,   developing  and  ultimately  selling,
Producing Properties.

     2.28 OPERATOR. Any person, partnership, corporation or other entity engaged in the business of exercising direct supervision over the drilling or completion of or production from a well

     2.29 PARTNER. Any General Partner or the sole Limited Partner of the Partnership.

     2.30 PARTNERSHIP INCOME AND LOSS ITEMS. All items of Partnership income, gain, loss or deduction as determined for federal income tax purposes. Unless otherwise specifically indicated, the reference is to income or loss for the period (including each component item of such income or loss). Unless otherwise inappropriate, such term shall also refer to Partnership tax credits. If it is necessary for any reason to compute Partnership Income and Loss Items under any method of accounting which is not consistent with the method of accounting used for federal income tax purposes, such computations shall be made to the extent possible in a manner to support the sharing of income, gain, loss or deduction which is provided for federal income tax purposes.

     2.31 PARTNERSHIP PROPERTY OR PROPERTIES. All interests, properties, Capital Contributions and rights of any type owned by the Partnership.

     2.32 PAYOUT. The status that exists on the first day of the calendar month next following the date as of which the aggregate Cash Distributions to Interest Holders equal or exceed the sum of their aggregate SDI Subscriptions to the Partnership. Amounts received upon the sale or other disposition of Partnership Properties shall be considered in determining whether Payout has been achieved.

     2.33 PRODUCING PROPERTIES. Properties or interests in properties producing oil and gas in commercial quantities, or containing shut-in wells capable of such production, or properties which are acquired as an incidental part of the acquisition of such properties. Producing Properties shall include associated well machinery and equipment, gathering systems, storage facilities or processing installations or other equipment and property associated with the production and field processing of oil or gas. Interests in properties may include Working Interests, production payments, Royalty Interests, Overriding Royalty Interests, Net Profits Interests and other nonoperating interests. Producing Properties may include gas gathering lines or pipelines. Interests in Producing Properties may be held indirectly through ownership of general or limited partnership interests, beneficial interests, interest in trusts, common or preferred stock, or other interests in entities, provided that the Managing General Partner determines that such means of ownership would not cause the Partnership to be subject to the provisions of the Investment Company Act of 1940. The geographical limits of a Producing Property may be enlarged or



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contracted on the basis of subsequently  acquired  geological data to define the productive limits of a reservoir, or as a result of action by a regulatory agency employing such criteria as the regulatory agency may determine.

     2.34 PROPERTY ACQUISITION COSTS. As used with respect to the Partnership, the prices actually paid by the Partnership, or by the Managing General Partner or its Affiliates on behalf of the Partnership, for Nonoperating Interests. The Property Acquisition Costs for Nonoperating Interests acquired by the Partnership in a Producing Property pursuant to a Net Profits Agreement shall be a percentage of the Property Acquisition Costs paid by the companion Operating Partnership equal to the ratio, expressed as a percentage, of the funds contributed by the Partnership to the total Property Acquisition Costs paid by the Operating Partnership for the properties burdened by such Nonoperating Interests, subject to certain adjustments pursuant to the Net Profits Agreement. As used with respect to an Operating Partnership, Property Acquisition Costs shall have the meaning ascribed to such term in the Net Profits Agreement, where it is defined generally to mean the prices actually paid by such Operating Partnership, or by the Managing General Partner or its Affiliates on behalf of such Operating Partnership, to identify, analyze and purchase Producing Properties, including all related bonuses, plus all expenses relating to the acquisition of properties.

     2.35 PROVED RESERVES. Those quantities of crude oil, natural gas, and natural gas liquids which, upon analysis of geologic and engineering data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. Proved Reserves are limited to those quantities of oil and gas which can be reasonably expected to be recoverable commercially at current prices and costs, under existing regulatory practices and with existing conventional equipment and operating methods. Depending upon their status of development, such Proved Reserves are subdivided into the following classifications:

          A. PROVED DEVELOPED RESERVES. These are crude oil, natural gas and natural gas liquids reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. This classification includes:

               1.  PROVED  DEVELOPED  PRODUCING   RESERVES.   These  are  Proved
          Developed Reserves which are expected to be produced from existing completion intervals now open for production in existing wells; and

               2. PROVED DEVELOPED NONPRODUCING RESERVES. These are Proved Developed Reserves which exist behind the casing of existing wells, or in minor depths below the present bottom of such wells, which are expected to be produced through these wells in the predictable future, where the cost of making such oil and gas available for production should be relatively small compared to the cost of a new well.




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Additional oil and gas expected to be obtained  through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery shall be included as Proved Developed Reserves only after testing by a pilot project or after the operation of an installed program has confirmed through production responses that increased recovery will be achieved.

          B. PROVED UNDEVELOPED RESERVES. These are Proved Reserves which are expected to be recovered from new wells on undrilled acreage, or from existing wells where relatively major expenditures are required for recompletion. Reserves on undrilled acreage are limited to those drilling units offsetting productive units, which are virtually certain of production when drilled. Proved Reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Estimates for Proved Undeveloped Reserves do not include estimates relating to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area in the same reservoir.

     2.36 REVENUES. Gross receipts of the Partnership derived from receipts related to its interests in oil and gas properties (or related to other permitted operations), including any proceeds from the sale or exchange of capital items including Partnership Properties, plus any interest earned upon investment of Partnership funds. Proceeds of any Partnership borrowings and Capital Contributions are to be excluded from Revenues.

     2.37 SDI. A Swift Depositary Interest, representing an assignment of a fractional portion of the Depositary's beneficial (but not of record) rights and interests in the Partnership as sole Limited Partner.

     2.38 SDI SUBSCRIPTIONS. The total dollar amount paid by Interest Holders for SDIs.

     2.39 SDI VALUE. Each Interest Holder's share (as calculated in accordance with the provisions of Section 9.03 hereof) of the following: the sum of (i) (A) 70% of the estimated future net Revenues from the Proved Reserves of the Partnership (discounted to present value at 1% above the average highest daily prime rate stated in the "Money Rates" column of the Wall Street Journal for the 90-day period preceding the date as of which the reserves are evaluated, provided that the interest rate used shall not be less than 10%), such valuation to be prepared by a Consultant, using those prices, Operating Costs, and other assumptions provided by the Managing General Partner, (B) cash on hand, (C) prepaid expenses, (D) accounts receivable (after adjustment for any allowance necessary for doubtful collections), and (E) all other properties owned by the Partnership not otherwise separately valued, at their net book value; provided, however, that if the Managing General Partner has reason to believe that the aggregate fair market value of such assets is materially higher, the value attributed to such assets will be the fair market value thereof as determined by



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an independent appraiser, less the sum of (ii) (A) an amount equal to all debts, obligations, and other liabilities of the Partnership, and (B) the amount of any Distributions made to or credited to the account of the Interest Holders after the date of such valuation and before the actual purchase of SDIs at SDI Value as herein defined, except that, if any cash distributed was derived from the sale, subsequent to the appraisal date, of oil or gas production from the Partnership's interests in Producing Properties, or from the sale of the Partnership's interests in Producing Properties, for purposes of determining the reduction of the SDI Value, such distribution shall be discounted at the same
rate  used  to  take  into  account  the  risk  factors   associated   with  the
Partnership's interests in Producing Properties, as set forth above.

     2.40 SELLING AND OFFERING EXPENSES. Include (i) selling commissions payable to broker-dealers participating in the offering of SDIs (and to the Dealer
Manager as to its direct sales), (ii) payments to the Dealer Manager as compensation for managing the offering of SDIs and as reimbursement for bona fide due diligence expenses, certain marketing costs, administrative expenses and certain incentive programs, and (iii) all Formation Costs incurred.

     2.41 SPECIAL GENERAL PARTNER. VJM Corporation. a California corporation. or any substitute Special General Partner admitted in accordance with the terms of this Agreement.

     2.42 SUBSCRIPTION AGREEMENT. The form of Subscription Agreement and Subscriber Representation under which certain investors may subscribe for SDIs.

     2.43 TAX EXEMPT PLAN.  Any  qualified  plan or trust under Code Section 401
(a) that is exempt from tax under Code Section 501 or individual retirement plan that is exempt from tax under Code Section 408.

     2.44 UBTI. Unrelated business taxable income, which is income derived by a Tax Exempt Plan from the conduct of a trade or business that is substantially unrelated to its performance of the function which constitutes the basis of its tax exemption (aside from the need of such organization for funds).

     2.45 WORKING INTEREST. The operating interest under an oil, gas and mineral lease or other property interest covering a specific tract or tracts of land. The owner of a Working Interest has the right to explore for, drill and produce the oil, gas and other minerals covered by such lease or other property interest and the obligation to bear the costs of exploration, development, operation or maintenance applicable to his interest.



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



                                   ARTICLE III
                                PARTNERSHIP NAME

     The name of the Partnership shall be "Swift Energy Pension Partners 1995-B, Ltd." The business of the Partnership, however, may be conducted under any other name deemed necessary or desirable by the Managing General Partner.


                                   ARTICLE IV
          LOCATION OF PRINCIPAL PLACE OF BUSINESS AND REGISTERED OFFICE

     The principal place of business and registered office of the Partnership and the Managing General Partner shall be 16825 Northchase Drive, Suite 400, Houston, Texas 77060. The registered agent of the Partnership shall be Swift Energy Company. The principal place of business of the Special General Partner is 1100 Newport Center Drive, Suite 200, Newport Beach, California 92660. The Managing General Partner may, from time to time, change the principal place of business and/or the registered office of the Partnership to any other location and may establish such other offices or places of business for the Partnership as it may deem necessary or desirable; provided, however, that the Managing General Partner shall give written notice of such change to all Partners and Interest Holders.


                                    ARTICLE V
                           BUSINESS OF THE PARTNERSHIP

     The business of the Partnership shall be to acquire, manage and ultimately sell Nonoperating Interests in Producing Properties within and offshore the continental United States and in Canada, and to engage in and perform any and all acts and activities customary in connection with or incident to the foregoing, subject to any limitations contained herein.


                                   ARTICLE VI
                                      TERM

     The Partnership shall come into being upon the execution of this Agreement and the filing of a certificate of limited partnership in the form required by the laws of the State of Texas, and shall remain in being, unless sooner terminated as hereinafter provided, through December 31, 2021. The Managing General Partner shall not be obligated to provide a copy of the certificate of limited partnership as filed with the Secretary of State of the State of Texas to the Depositary or Interest Holders. An Interest Holder may obtain a copy of such certificate of limited partnership by making a written request therefor to the Managing General Partner.

                                   ARTICLE VII
                              CAPITAL CONTRIBUTIONS

     7.01  CAPITAL   CONTRIBUTION  OF  LIMITED  PARTNER.  The  Depositary  shall contribute all SDI Subscriptions to the Partnership, and such aggregate SDI Subscriptions shall constitute the Capital Contribution of the Depositary as sole Limited Partner. Neither the Depositary nor any Interest Holder shall be required to make any additional Capital Contribution to the Partnership.

     7.02 GENERAL PARTNERS MAY PURCHASE SDIS. The General Partners and their Affiliates shall be permitted to subscribe for up to $250,000 of SDIs for investment purposes and shall be entitled to all rights and privileges afforded to other Interest Holders, subject, however, to certain voting restrictions upon the General Partners set out in Section 14.09 hereof. The General Partners and their Affiliates are under no obligation to invest in the Partnership.

     7.03  CAPITAL  CONTRIBUTIONS  OF GENERAL  PARTNERS.  The  Managing  General
Partner shall pay all Selling and Offering Expenses on behalf of the Partnership. This payment shall be treated as a Capital Contribution for all purposes hereof. The Managing General Partner may, but is not required to, make an Additional Capital Contribution in an amount in cash equal to up to 1.0% of the sum of SDI Subscriptions to the Partnership plus the Additional Capital Contribution itself. The Managing General Partner will determine the amount of its Additional Capital Contribution, if any, at the Formation Date. The Additional Capital Contribution will be made to the Partnership in installments as Producing Properties are purchased. The General Partners shall not be required to make any other Capital Contributions, except as required by law.

     7.04 RETURN OF CAPITAL CONTRIBUTIONS. Except upon dissolution and liquidation of the Partnership as set forth herein, there is neither an agreement nor a time set for the return of any Capital Contribution. To the extent funds are available therefor, the Managing General Partner may return said capital out of Revenues or out of the proceeds of any sale or refinancing (if such financing is otherwise permitted) of Partnership Property, after reserving sufficient funds for payment of debts, working capital, contingencies, replacements and withdrawals of capital, if any, and to the extent of available funds, the Managing General Partner shall return said capital at dissolution and termination, as set forth in Article XIX of this Agreement.

     7.05 NO INTEREST ON CAPITAL  CONTRIBUTIONS.  No Partner or Interest  Holder
shall  be   entitled  to  the  payment  of  interest  of  any  kind  on  Capital
Contributions.

     7.06 INVESTMENT OF FUNDS PENDING EXPENDITURE. Until required in the conduct of the Partnership's business, the Partnership's funds shall be deposited in one or more bank accounts of the Partnership in a bank or banks selected by the Managing General Partner or shall be invested in income-producing short-term, highly liquid investments where there is appropriate safety of principal, as selected by the Managing General Partner in its sole discretion. Any interest or other income generated by such deposits or investments will be for the Partnership's account and shall be allocated to the respective accounts of the Partners and Interest Holders according to the specific provisions of Article
IX. Any and all investment activities specified above may be abated, if necessary, to avoid classification of the Partnership as an investment company under the Investment Company Act of 1940.

     7.07 RETURN OF FUNDS AFTER TWO YEARS. If within two years after the Formation Date, the Partnership has not used or committed for use, as evidenced by a written agreement, an amount equal to 100% of SDI Subscriptions, then the remainder of the SDI Subscriptions, except for an amount determined by the Managing General Partner in its sole discretion to be necessary operating capital, and amounts reserved for identified activities, will be returned to the Interest Holders in proportion to their respective interests in the Partnership as a return of capital.


                                  ARTICLE VIII
                 THE DEPOSITARY: ASSIGNMENT OF LIMITED PARTNER'S
               INTEREST TO INTEREST HOLDERS; DUTIES OF DEPOSITARY;
                            OTHER DEPOSITARY MATTERS

     8.01 ASSIGNMENT OF LIMITED PARTNER'S INTEREST TO INTEREST HOLDERS. The Depositary, as sole Limited Partner of the Partnership, hereby assigns to the Interest Holders all of its beneficial (but not of record) rights and interests in the Partnership except as otherwise provided herein, as of the Formation Date of the Partnership. The rights and interests so assigned shall include, without limitation, the following:

          A. all rights to receive Distributions and allocations in respect of the Limited Partner's interest in the Partnership;

          B.  all  rights  to  receive  any  proceeds  of   liquidation  of  the
     Partnership;

          C. all rights to inspect books and records and to receive reports as provided in Article XVII of this Agreement;

          D. the right to instruct the Depositary with respect to voting that proportional share of the Limited Partner's interest equal to the Interest Holder's proportionate share of all SDIs then held by investors, and the same relative rights with respect to the calling of meetings;

          E. the right to institute derivative and other legal actions and to pursue other legal and equitable remedies generally available to limited partners in a limited partnership under the Texas Revised Limited Partnership Act, as amended; and

          F. all other rights attendant to the Limited Partner's interest in the Partnership which the Limited Partner has or may have in the future under this Agreement and under the Texas Revised Limited Partnership Act, as amended, excluding any right to receive a direct distribution of interests in Producing Properties.

     The Depositary does not hereby assign any of its liabilities as Limited Partner except for liabilities expressly provided for in this Agreement.

     8.02 CONSENT OF GENERAL PARTNERS TO ASSIGNMENT. The General Partners agree and consent to the assignment by the Depositary to the Interest Holders of its beneficial rights and interest as sole Limited Partner. The General Partners agree that the Interest Holders are intended to be and shall be third-party beneficiaries of, and may exercise and enjoy, all of the Depositary's beneficial rights and interest as sole Limited Partner, except as otherwise specifically excluded herein. The General Partners shall fulfill the same fiduciary obligations to the Interest Holders as they owe to the sole Limited Partner under this Agreement and applicable law.

     8.03 ISSUANCE OF SDIS. The Depositary shall issue to each Interest Holder the number of SDIs such Interest Holder has purchased. Such SDIs shall represent the assignment by the Depositary to the Interest Holder of a fraction of the Depositary's beneficial rights and interest as sole Limited Partner, which fraction shall equal the number of SDIs purchased by that Interest Holder divided by the aggregate number of SDIs purchased by all Interest Holders.

     8.04 DEPOSITARY RECEIPTS. Within 45 days after the Partnership's Formation Date, the Depositary shall prepare and mail to each initial Interest Holder a Depositary Receipt evidencing the number of SDIs owned by the Interest Holder, accompanied by a notice of the Interest Holder's percentage beneficial ownership interest in the Partnership. Depositary Receipts shall be issued to subsequent transferees of SDIs only as provided in Section 13.03.I hereof. The Depositary Receipts shall be in such form and incorporate such legends, recitals and provisions, not inconsistent with this Agreement, as may be required to comply with any applicable law or regulation or as the Depositary shall otherwise consider necessary or advisable. The Depositary shall establish reasonable procedures for the delivery and reissuance of Depositary Receipts in connection with transfers of SDIs, split-ups or combinations of Depositary Receipts, loss or destruction of Depositary Receipts, and other eventualities. Among other matters, such procedures may set forth required fees, indemnifications, documentation and signatures (including guarantees thereof) to be obtained from parties requesting reissuance of Depositary Receipts.

     8.05 DUTIES OF DEPOSITARY. In performing its duties hereunder, the Depositary shall:

          A. maintain at the Partnership's principal office the list of Partners and Interest Holders required by Section 17.03 hereof;

          B. keep all records required to be kept, for the periods specified, and shall file with the Securities and Exchange Commission all materials required to be so filed, under the Securities Exchange Act of 1934, as amended, by virtue of its status as Depositary. A copy of any material filed by the Depositary with the Securities and Exchange Commission shall also be provided to the Partnership within two business days after its filing. To the extent that any such filing requires information from the Partnership or the General Partners, such information shall be furnished to the Depositary by the General Partners in sufficient quantity and a sufficient time in advance of the date the filing is required to be made to enable the Depositary to comply with such requirements; and

          C. keep books at its corporate office for the transfer of SDIs. The books shall be open during normal business hours for inspection by the Interest Holders. The Depositary may, however, close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

     8.06 PARTNERSHIP REQUEST FOR INTEREST HOLDERS LIST. Upon the request of the Partnership, the Depositary shall as promptly as practicable furnish to the Partnership a list as of the date specified in such request, of the names, addresses and social security or taxpayer identification numbers of all Interest Holders.

     8.07 STATUS OF DEPOSITARY. The Depositary is not a trustee and it is intended that the Depositary, in its capacity as depositary, shall be acting only in a ministerial capacity.

     8.08 INDEMNIFICATION OF DEPOSITARY. The Depositary shall be indemnified by the Partnership to the same extent and subject to the same conditions and restrictions as provided in Article XVI of this Agreement with respect to the indemnification of the General Partners.

     8.09 GRANT OF POWER OF ATTORNEY BY DEPOSITARY. The Depositary, by the execution of this Agreement, irrevocably constitutes and appoints the Managing General Partner as its true and lawful agent and attorney-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents, instruments and conveyances that may be necessary or appropriate to carry out the provisions or purposes of this Agreement, including without limitation:

          A. the certificate of limited partnership and other certificates and instruments (including counterparts of this Agreement), and any amendment thereof, including any amendment substituting a Limited Partner pursuant to
     Section 8.11 of this Agreement, that the Managing General Partner deems appropriate to form, reform, qualify or continue the Partnership (or a new partnership with substantially the same provisions as the Partnership) as a limited partnership (or a partnership in which the partners will have limited liability comparable to that provided by the Texas Revised Limited Partnership Act, as amended) in the jurisdiction in which the Partnership may conduct business;

          B. all amendments to the foregoing and to this Agreement necessary to admit into the Partnership substitute General Partners pursuant to Article XI of this Agreement;

          C. all instruments that the General Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement; and

          D. all conveyances and other instruments that the Managing General Partner deems appropriate to reflect the dissolution and termination of the Partnership.

     8.10 WITHDRAWAL OR REMOVAL OF DEPOSITARY AS DEPOSITARY. Swift Depositary Company in its capacity as Depositary shall not have the right to retire or withdraw from the Partnership. The Depositary may be removed as the Depositary in the sole discretion of the Managing General Partner and a successor Depositary may be substituted, provided, however, that no Depositary may be removed without the concurrent substitution of another entity as Depositary.

     8.11 WITHDRAWAL OR REMOVAL OF DEPOSITARY AS LIMITED PARTNER. The Depositary as sole Limited Partner shall not have the right to retire or withdraw from a Partnership and it may not be removed by the Interest Holders. The Depositary may transfer its entire interest as the sole Limited Partner to another person only with the consent of the Managing General Partner, which may be granted or denied in the Managing General Partner's sole, absolute discretion. Any such transferee shall be substituted, as the sole Limited Partner of the Partnership and shall also become the Depositary for the Partnership. No such transfer will be permitted if it would have a material adverse effect upon the Interest Holders, including causing the Partnership to be classified as a publicly traded partnership for federal tax purposes. The Depositary may be substituted separate and apart from the Limited Partner pursuant to Section 8.10 above.

     8.12 FEES OF SUBSTITUTE DEPOSITARY. The Partnership shall pay any third party, which is not an Affiliate of the General Partners, who is substituted as Depositary fees and expenses for performing the functions and services as Depositary which shall not be in excess of the standard fees charged for such services in the industry.


                                   ARTICLE IX
         ALLOCATIONS OF PARTNERSHIP INCOME AND LOSS ITEMS; DISTRIBUTIONS

     9.01 ALLOCATIONS. Except as otherwise provided in Section 9.04, allocations of Partnership Income and Loss Items shall be made as follows:

          A. Depletion deductions and the gain or loss on the sale or disposition of property, the production from which is or would be (in the case of non-producing properties) subject to depletion (herein sometimes called "depletable property"), shall be computed separately by the Partners rather than the Partnership. Such depletion shall be reflected in the Partners' and Interest Holders' Capital Accounts. For purposes of Code
     Section 613A(c) (7) (D), the Partnership's adjusted basis in each depletable property shall be allocated 99% to the Limited Partner and 1% to the Managing General Partner. Any depletion in respect of an item of depletable property that exceeds the adjusted tax basis of such property shall be allocated in accordance with each Partner's share of income from the property for the respective tax year, as provided in this Section 9.01.

          B. The Selling and Offering Expenses and all Partnership Income and Loss Items associated therewith shall be allocated 100% to the Managing General Partner.

          C. Partnership Income and Loss Items resulting from investment of the Limited Partner's Capital Contribution in an interest-bearing account in a financial institution after the Formation Date but prior to the investment of those funds for the purchase of interests in Producing Properties, shall be allocated 100% to the Limited Partner.

          D. Notwithstanding anything to the contrary herein, deductions equal to the amount of any deductible General and Administrative Overhead Allowance paid out of funds attributable to interest income allocated to the Limited Partner under Section 9.0l.C, shall be allocated to the Limited Partner.

          E. Except as otherwise provided in this Article IX, prior to and through Capital Account Equalization, Partnership Income and Loss Items shall be allocated:

               1. 85% to the Limited Partner,

               2. 14.25% to the Managing General Partner; and

               3. 0.75% to the Special General Partner.

          F. Except as otherwise provided in this Article IX, after Capital Account Equalization, Partnership Income and Loss Items shall be allocated:

               1. 75% to the Limited Partner;

               2. 24.25% to the Managing General Partner; and

               3. 0.75% to the Special General Partner.

          G. Notwithstanding anything to the contrary in this Article IX, a Partner or Interest Holder shall not be allocated losses and deductions to the extent that such allocation would cause or increase a deficit in the Capital Account of such Partner or Interest Holder (as adjusted for adjustments, allocations or distributions described in Treasury Regulation
     Section 1.704-1 (b) (2) (ii) (d) (4), (5) and (6)). To the extent any allocation of losses and deductions would cause or increase a deficit in the Capital Account balance of a Partner or Interest Holder, then:

               1. a pro rata portion of each such loss and deduction for such fiscal year shall be allocated to the Partners, including the Interest Holders, in accordance with each Partner's interest in the Partnership, as determined under Treasury Regulation Section 1.704-1
          (b); and

               2. after any such allocation in paragraph 1 above, items of Partnership gross income and gain that would otherwise be allocated to a Partner, including the Interest Holders, for any fiscal year shall be allocated instead to the Partner or Partners to whom the loss or deduction was allocated under paragraph 1 above (pro rata in proportion to the amount of each Partner's allocation of such loss or deduction), until the amount of such gross income and gain so allocated equals the amount of loss or deduction previously so allocated to the Partner or Partners under paragraph 1 above; provided, however, that no such allocation of gross income and gain to any Partner shall be made under this paragraph 2 if the effect of such allocation would be to cause or increase a deficit balance in any other Partner's Capital Account.

          H. Notwithstanding anything to the contrary herein, if any Partner, including the Interest Holders, receives an unexpected adjustment, allocation or distribution described in Treasury Regulation Section
     1.704-1(b) (2) (ii) (d) (4), (5) or (6) which causes a deficit Capital Account balance, such Partner shall be allocated items of gross income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

          I. Partnership Income and Loss Items attributable to any Partnership interest or SDI or portion thereof which has been transferred shall be allocated by the Partnership between the transferor and the transferee as follows:

               1. For the months prior to the transfer, to the transferor;

               2. For the months subsequent to the transfer, to the transferee; and

               3. For the month of the transfer, to the transferee if the transfer occurs on or before the 15th day of such month and to the transferor if occurring thereafter.

For purposes of the above allocation, Partnership Income and Loss Items may be allocated equally among the months of the Partnership's tax year without regard to Partnership operations during such months or may be allocated according to such other method as the Managing General Partner may choose, in its absolute discretion, as then permitted by the Code; provided, however, that notwithstanding the foregoing, deductions attributable to interest, taxes, services or the use of property shall be allocated to the actual months the deduction for such items would accrue if the Partnership were on the accrual method of accounting. If the use of such accrual method results in the deduction for such an item being allocable to a tax year of the Partnership preceding or following the year of transfer, said deduction shall be allocated to the first or last month of the tax year of the transfer, respectively.

          J. Notwithstanding any other provision of this Article IX, if any Tax Exempt Plan is a Partner in the Partnership or is deemed to be a Partner in the Partnership for federal income tax purposes, and, as a result, the cost recovery deductions of the Partnership are reduced under Section 168 (h)(6) of the Code, the amount of the reduction of such cost recovery deductions for federal income tax purposes, together with any related items necessary to reflect the effect of such reduced cost recovery deductions such as gain on the sale of Partnership Property, shall be allocated to such Tax Exempt Plan or entities. This special allocation shall be based on any such Tax Exempt Plan's proportionate share of Partnership Property, as determined under Section 168 (h) (6) of the Code.

     9.02 DISTRIBUTIONS. Except as otherwise provided in Section 9.04, all Distributions, except Distributions made pursuant to dissolution of the Partnership or in repurchase of any Partnership interest or SDI, shall be distributed to and among the Partners as follows:

          A.  Distributions  of money  earned  from  investment  of the  Limited
     Partner's Capital Contribution in an interest bearing account in a financial institution after the Formation Date but prior to investment of those funds for the purchase of interests in Producing Properties shall be made 100% to the Limited Partner, except to the extent such funds are used to pay a portion of the General and Administrative Overhead Allowance.

          B. Except as provided to the contrary hereinabove, Distributions prior to and through Payout shall be made:

               1. 85% to the Limited Partner;

               2. 14.25% to the Managing General Partner; and

               3. 0.75% to the Special General Partner.

          C. Except as provided to the contrary hereinabove, Distributions after Payout shall be made:

               1. 75% to the Limited Partner;

               2. 24.25% to the Managing General Partner; and

               3. 0.75% to the Special General Partner.

          D. All Distributions to the Interest Holders will be made to the persons who were Interest Holders as of the last day of the fiscal quarter preceding the fiscal quarter in which the Distribution is made, except that with respect to Distributions made in any fiscal quarter ("Distribution quarter") immediately following a fiscal quarter ("transfer quarter") in which an Interest Holder transfers all or any part of his SDIs to any person who during the transfer quarter is admitted as an Interest Holder, the Distributions during the Distribution quarter attributable to the SDIs so transferred will be allocated between the transferor and the transferee as follows:

               1. For the months prior to the transfer, to the transferor;

               2. For the months subsequent to the transfer, to the transferee; and

               3. For the month of the transfer, to the transferee if the transfer occurs on or before the 15th day of such month and to the transferor if occurring thereafter.

     9.03 SHARING OF ALLOCATIONS AND DISTRIBUTIONS AMONG INTEREST HOLDERS. Allocations of Partnership Income and Loss Items and Distributions among the Interest Holders shall be made in the ratio that (a) the number of SDIs held of record by each Interest Holder bears to (b) the total number of SDIs outstanding.

     9.04 MANAGING GENERAL PARTNER'S ADDITIONAL CAPITAL CONTRIBUTION. If the Managing General Partner makes an Additional Capital Contribution, it shall be entitled to receive from the Partnership an increased capital and profits interest equal to the percentage amount of the Additional Capital Contribution made in accordance with Section 7.03. This interest of the Managing General Partner shall be referred to as its Additional Capital Interest and shall be a General Partner's interest. All of the allocations and Distributions described in this Article IX shall be adjusted as between the Limited Partner and the Managing General Partner to the extent of the Additional Capital Interest; provided, however, that adjustments under Sections 9.0l.C and 9.02.A shall only be made to the extent such Additional Capital Contribution is placed in an interest bearing account as contemplated therein.

Such adjustments will entitle the Managing General Partner to receive additional percentage (i) allocation of each Partnership Income and Loss Items, including basis in depletable properties, and (ii) Distributions equal to its Additional Capital Interest, and the percentage of allocation of each Partnership Income and Loss Item and Distributions to the Interest Holders shall be proportionally reduced.

     9.05 CASH DISTRIBUTIONS. Commencing no later than the first anniversary of the Formation Date, the Managing General Partner shall, at least quarterly, balance the Partnership's accounts and distribute to each Partner, including the Depositary for the account of the Interest Holders, to the extent of the cash resources of the Partnership, the amount by which advances, payments and undistributed Revenues exceed costs and expenses and the Partner's share of estimated expenditures for the succeeding 90-day period, plus a reasonable reserve for working capital and contingencies, provided that the allocation of Distributions when an Interest Holder assigns or transfers his interest in the Partnership shall be governed by the terms of Section 9.01.I hereof. The
Partnership shall not make any Distribution to the Partners, including the Depositary for the account of the Interest Holders, if, immediately after giving effect to the Distribution, all liabilities of the Partnership, other than liabilities to Partners with respect to their Partnership interests and liabilities for which the recourse of creditors is limited to specified property of the Partnership, exceed the fair value of Partnership Property, except that the fair value of Partnership Property that is subject to a liability for which recourse of creditors is limited shall be included in the Partnership assets only to the extent that the fair value of that Partnership Property exceeds that liability. An Interest Holder or Limited Partner who receives a Distribution that is not permitted under this Section 9.05 has no liability to return the Distribution unless the Interest Holder or Limited Partner knew that the Distribution violated the above prohibition.

     9.06 LIQUIDATION. Notwithstanding any other provision herein to the contrary, upon either the sale of Partnership Properties or the liquidation of the Partnership and prior to final Distributions being reflected in the Capital Accounts of the Partners, including the Depositary for the account of the Interest Holders, the Partnership Income and Loss Items for the taxable year in which the liquidation occurs, and any Partnership Income and Loss Items from the sale of Partnership Properties for the relevant tax year, first shall be allocated for federal and state (if any) income tax purposes among the Partners in such amounts as will result in the ratio among the Partners' respective
Capital Account balances being equal to the ratio of the Partners' Percentage Interests, as defined herein, and thereafter, the Partnership Income and Loss Items shall be allocated among the Partners according to their respective Percentage Interests. For purposes of this Section 9.06, if the sale of property or the liquidation of the Partnership occurs subsequent to Capital Account Equalization, "Percentage Interests" shall mean the Partners' percentage interests in Partnership Income and Loss Items of the Partnership determined in accordance with Section 9.0l.F hereof on a post-Capital Account Equalization basis. If the sale of property or the liquidation of the Partnership occurs prior to Capital Account Equalization, "Percentage Interests" shall mean the Partners' percentage interests in Partnership Income and Loss Items of the Partnership at that date determined in accordance with Section 9.01.E hereof on pre- Capital Account Equalization basis until the balances of the Interest Holders' Capital Accounts shall equal the sum of their aggregate Capital

Contributions to the Partnership less the sum of the aggregate Distributions they have previously received from the Partnership, and thereafter, but only as to the specific transaction for which the allocation is being made (not necessarily subsequent sales or a liquidation), shall mean the Partners' percentage interests in Partnership Income and Loss Items of the Partnership determined in accordance with Section 9.0l.F hereof on a post-Capital Account Equalization basis.


                                    ARTICLE X
              THE GENERAL PARTNERS: RIGHTS, DUTIES AND OBLIGATIONS

     10.01 POWERS OF MANAGING GENERAL PARTNER. The Managing General Partner shall have the duty and the full and exclusive power and authority on behalf of the Partnership to manage, control, administer and operate the business and affairs of the Partnership in accordance with all the provisions of this Agreement and in accordance with sound industry practices, and to do or cause to be done any and all acts deemed to be necessary or appropriate thereto, and the scope of such power and authority shall encompass all matters in any way connected with or incident to such business, including, but not limited to, the power and authority on behalf of the Partnership:

          A. to invest any Partnership funds, pending their use for other Partnership purposes, in accordance with Section 7.06 hereof;

          B. to expend the Partnership's capital, Revenues, borrowings and profits in furtherance of the business of the Partnership and to execute and deliver all checks, drafts, endorsements and other orders for the payment of Partnership funds;

          C. to acquire and manage Nonoperating Interests in Producing Properties within and offshore the continental United States and in Canada, and hold them in the name of the Partnership, or the Managing General Partner, or any other name selected by the Managing General Partner and, in this connection, title to Partnership Property of any kind or character, and contracts or other documents made or executed by the Managing General Partner on behalf of the Partnership, may be taken, made or executed in the name of the Partnership or on a temporary basis solely in the name of the Managing General Partner or any nominee or trustee, or in the name of a nominee entity organized solely for the purpose of holding record title to oil and gas properties (subject to Section 10.05.D), without disclosure to third parties of the existence of the Partnership;

          D. to enter into, execute and deliver one or more Net Profits Agreements, each with a single Operating Partnership, for the purpose of acquiring Nonoperating Interests from such Operating Partnership, and under each Net Profits Agreement, to perform all of the Partnership's duties and obligations and exercise, to the extent the Managing General Partner shall deem necessary, appropriate or advisable, the Partnership's rights and powers, which shall specifically include, but not be limited to, the power to commit Capital Contributions of the Partnership for the purchase of Nonoperating Interests, to withdraw and redirect all or any portion of such originally committed funds in the manner permitted by the Net Profits
     Agreement, to give or make all notices, statements, exceptions or communications required or permitted thereunder, and to enter into any and all necessary amendments to such Net Profits Agreement;

          E. to enter into oil or natural gas hedging arrangements with respect to production from Producing Properties in which the Partnership owns interests;

          F. to execute such instruments and agreements, do such acts, and employ such persons and services as are reasonably necessary to acquire oil and gas leases and leasehold interests for the Partnership; to engage Operators, including itself and its Affiliates, subject to the limitations set forth elsewhere herein; and to pay for Operating Costs, leasehold costs, delay rentals, scientific services, drillings and completions, testing, plugging and abandoning dry holes, dry hole and bottom hole contributions, and any other expenses incurred in connection with the business of the Partnership; to execute contracts for the sale of oil, gas and other minerals for periods consistent with industry practices, and division orders and transfer orders necessary or incident to the sale of production;

          G. to execute offers for United States oil and gas leases in any state, or in any state or federal waters; to execute and file requests for approval of assignments of United States oil and gas leases, together with any and all contracts for the option, sale or purchase of such leases or the sale or purchase of any products therefrom; to execute any unitization, pooling or communization agreement, plans of development under unit agreements, Farmout contracts, divisions and transfer orders, conveyances, contracts, subleases, mortgages, deeds of trust, affidavits or reports concerning the drilling of wells and production, designations of Operator, lease bonds, Operator's bonds and consents of surety; and in general to do all things necessary or desirable regarding any United States oil and gas lease or United States oil and gas lease offer;

          H. to enter into any partnership agreement, sharing arrangement, or joint venture with any person acceptable to the Managing General Partner and which is engaged in any business or transaction in which the Partnership is authorized to engage, provided, however, that any such agreement, subject to reasonable sales provisions for periods not in excess of 30 days as to oil and one year as to gas, must provide that the Partnership may take its share of production in kind;

          I. to enter into, execute, deliver and perform deeds, assignments, unitization agreements, pooling agreements, unit or pooling designations, and any other agreements customarily employed in the oil and gas industry in connection with the acquisition or abandonment of any leasehold interests or other property interests, and any and all other instruments or documents considered by the Managing General Partner to be necessary or appropriate to conduct the business of the Partnership;

          J. to sell production payments payable out of all or any part of the leasehold interests or other property interests acquired by the Partnership and to devote and expend the proceeds of any such sale for any of the purposes of the Partnership;

          K. to sell, dispose of, trade, exchange, quitclaim, surrender, release, abandon or hypothecate interests in Producing Properties and other Partnership Property, or any interests therein, to any person, including the Managing General Partner or its Affiliates (subject, however, to Section 10.03 of this Agreement), and in connection therewith to receive such consideration, consisting of cash, securities and other property of any form, or any combination thereof, as it deems fair and in the best interests of the Partnership, and to enter into, execute, deliver and perform all such deeds, assignments and other instruments or documents as the Managing General Partner shall deem necessary or appropriate to effect any such transaction; provided, however, that any sale or disposition of all or substantially all Partnership Property must be approved by Interest Holders as provided in Section 10.07 hereof;

          L. to borrow monies for the Partnership, whether nonrecourse borrowings or otherwise, but only to meet emergency financial requirements (e.g., to pay the Partnership's cost of defending itself against lawsuits), and then only if adequate funds are not available from other sources;

          M. to cause the Partnership to pledge an interest in Partnership Properties as security for borrowings solely for the account of the Managing General Partner, subject to the provisions and limitations contained in Section 10.14 hereof;

          N. to employ agents, employees, accountants, lawyers, geologists, geophysicists, landmen, clerical help, and such other assistance and services as may seem proper, and to pay therefor such remuneration as the Managing General Partner may deem reasonable and appropriate;

          O. to purchase, lease, rent, or otherwise acquire or obtain the use of machinery, equipment, tools, materials, and all other kinds and types of real or personal property that may be deemed necessary, convenient, or advisable in connection with carrying on the business of the Partnership, and to incur expenses for travel, telephone, telegraph, insurance, and for such other things, whether similar or dissimilar, as may be deemed necessary or appropriate for carrying on and performing the business of the Partnership;

          P. to make and enter into such agreements and contracts with such parties and to give such receipts, releases, and discharges with respect to any and all of the foregoing and any matters incident thereto as the Managing General Partner may deem advisable or appropriate;

          Q. to guarantee the payment of money or the performance of any contract or obligation by any person, firm, or corporation;

          R. to sue and be sued, complain and defend in the name and on behalf of the Partnership;

          S. to make such classifications, determinations, and allocations as it may deem advisable, having due regard for any relevant generally accepted oil and gas industry practices and generally accepted accounting principles;

          T. to purchase insurance, or extend the Managing General Partner's insurance at the Partnership's expense, to protect the Partnership and the business of the Partnership against loss, and to protect the General Partners against liability to third parties arising out of Partnership activities; provided, however, that the Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified under
     Article XVI hereof;

          U. to lend money on a recourse basis to the Partnership and charge the Partnership interest as provided in Section 10.06.D hereof on the money so loaned, or borrow money from third parties on behalf of the Partnership;

          V. to enter into agreements with subsidiary or affiliated companies of the Managing General Partner or with the Managing General Partner itself for the rendering by such persons to the Partnership of services or the sale or leasing to the Partnership of equipment or supplies, subject to the requirements of Section 10.06.F hereof;

          W. in order to acquire interests in Producing Properties, to purchase contract rights and equity interests in joint ventures, partnerships, corporations and other entities, including but not limited to common and preferred stock, debentures, bonds and other securities of every kind and nature, if, in the Managing General Partner's judgment, such purchase is a necessary or advisable step toward the acquisition of interests in Producing Properties held by the issuer of such securities; provided, however, that no such purchase of securities shall be made: (a) for the purpose of investing in the securities rather than in the interests in Producing Properties owned by the issuer, nor will the Partnership conduct or participate in a hostile tender offer; (b) unless there is assurance that the Partnership will acquire, directly or indirectly, sufficient control of the entity in which the interest is being purchased to liquidate it and complete the acquisition of the interests in Producing Properties;

     and (d) unless the Managing General Partner determines that the Partnership would not thereby become an "investment company" within the meaning of the Investment Company Act of 1940 and would not thereby receive income that might be classified as UBTI;

          X. to be appointed and act upon any dissolution of the Partnership as liquidating agent for the winding up of Partnership affairs and the liquidation and distribution of the assets of the Partnership, subject to
     Section 19.04 hereof; and

          Y. to take such other action and perform such other acts as it deems appropriate, necessary or convenient to carry out the business of the Partnership.

     10.02 SALES OF PROPERTIES TO PARTNERSHIP. The Managing General Partner and its Affiliates may sell interests in Producing Properties to the Partnership. Neither the Managing General Partner nor any Affiliate (including any affiliated partnership) shall sell, transfer or convey any interest in a Producing Property to the Partnership except pursuant to transactions that are fair and reasonable to the Interest Holders, and then only if the following conditions are satisfied:

          A. If the interest in a Producing Property has been held for less than two years and there have not been significant expenditures made in connection with the property, the sale, transfer or conveyance to the Partnership from the Managing General Partner or its Affiliate (other than an affiliated partnership in which the interest of the Managing General Partner is substantially similar to or less than its interest in the Partnership) must be at a price equal to the Managing General Partner's or Affiliate's Property Acquisition Costs for such property less any amounts received from the sale of production from that property between the time of acquisition by the Managing General Partner and sale to the Partnership. If, however, the Managing General Partner has cause to believe that such adjusted Property Acquisition Costs are materially more than the fair market value of the Producing Property, the sale must be made at fair market value (as determined pursuant to Section 10.04 below).

          B. If the interest in a Producing Property has been held for less than six months and there have not been significant expenditures made in connection with the property, the sale, transfer or conveyance to the Partnership from another partnership affiliated with the Managing General Partner, in which the interest of the Managing General Partner is substantially similar to or less than its interest in the Partnership, must be at a price equal to the affiliated partnership's Property Acquisition
     Costs for such property less any amounts received from the sale of production from that property between the time of acquisition by the affiliated partnership and sale to the Partnership. If, however, the Managing General Partner has cause to believe that such adjusted Property Acquisition Costs are materially more than the fair market value of the Producing Property, the sale must be made at fair market value (as determined pursuant to Section 10.04 below).

          C. In all cases not covered by subsections A or B above, the sale, transfer or conveyance to the Partnership from the Managing General Partner or its Affiliate, including an affiliated partnership, must be made at not more than fair market value (as determined pursuant to Section 10.04 below).

     10.03 PURCHASES OF PROPERTIES FROM PARTNERSHIP. Neither the Managing General Partner nor any Affiliate, including an affiliated partnership, may purchase or acquire any interest in a Producing Property from the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Interest Holders, and then only if the following conditions are satisfied:

          A. A sale, transfer or conveyance, of an interest in a Producing Property from the Partnership to the Managing General Partner or any Affiliate, other than an affiliated partnership in which the interest of the Managing General Partner is substantially similar to or less than its interest in the Partnership, shall not be permitted except in connection with the liquidation of the Partnership, and then only at fair market value (as determined pursuant to Section 10.04 below).

          B. A transfer of any material amount of property from the Partnership to an affiliated partnership engaged in the purchase of interests in Producing Properties must be made at fair market value if the property has been held for more than nine months or there have been significant expenditures made in connection with the property. Otherwise, if the Managing General Partner deems it to be in the best interest of the Partnership, the transfer may be made at a price equal to the Partnership's Property Acquisition Costs for such property less any amounts received from the sale of production from that property between the time of acquisition by the Partnership and sale to the affiliated partnership.

     10.04 FAIR MARKET VALUE. For purposes of purchases and sales of interests in Producing Properties in accordance with the requirements of Sections 10.02 and 10.03 above, the determination of fair market value shall be supported by an appraisal from an Independent Expert. The Independent Expert's opinion and any associated supporting information shall be maintained in the records of the Managing General Partner for at least six years.

     10.05 CUSTODY OF PARTNERSHIP FUNDS AND PROPERTIES. The Managing General Partner and its Affiliates shall observe the following requirements in dealing with Partnership funds and other Partnership Properties:

          A. The Managing General Partner will have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Managing General Partner's possession or control.

          B. Funds of the Partnership shall not be commingled with funds of any other entity. The Managing General Partner may, however, establish a master fiduciary account pursuant to which separate subtrust accounts are maintained for the benefit of the Partnership and affiliated partnerships, provided that the Partnership's funds are afforded maximum protection from the claims of other partnerships and their creditors. The prohibition of this subsection B shall not apply to investments meeting the requirements of subsection E below.

          C. Advance payments to the Managing General Partner or its Affiliates are prohibited.

          D. Producing Properties may be held in the names of nominees temporarily to facilitate the acquisition of properties and for similar valid purposes. On a permanent basis, Producing Properties may be held in the name of a special nominee entity organized by the Managing General
     Partner for the sole purpose of holding record title for oil and gas properties. The nominee entity shall engage in no other business and incur no other liabilities. If Producing Properties are held in the name of a special nominee, either a ruling from the Internal Revenue Service or an opinion of qualified tax counsel shall be obtained to the effect that such arrangement shall not change the ownership status of the properties for federal income tax purposes.

          E. Partnership funds may not be invested in the securities of another partnership, corporation, trust or other legal entity except in the following instances:

               1. investments in undivided leasehold interests in Producing Properties made in the ordinary course of the Partnership's business;

               2.  temporary   investments  of  Partnership  funds  pending  the
          purchase of interests  in  Producing  Properties  in  accordance  with
          Section 7.06 hereof; and

               3. investments of the character described in Section 10.01.W above.

     10.06 OTHER RESTRICTED AND PROHIBITED ACTIVITIES. The Managing General Partner shall manage the Partnership in accordance with the following additional restrictions and prohibitions:

          A. Except as described under Section 10.14 hereof, the Managing General Partner or any Affiliate shall not take any action with respect to Partnership Property which does not primarily benefit the Partnership, including among other things:

               1. the utilization of Partnership funds as compensating balances for its own benefit; and

               2. the commitment of future production from the Partnership's interests in Producing Properties.

          B. All benefits from marketing arrangements or other relationships affecting property of the Managing General Partner or any Affiliate and the Partnership shall be fairly and equitably apportioned according to the respective interests of each.

          C. No loans may be made by the Partnership to the Managing General Partner or any Affiliate.

          D. On loans made available to the Partnership by the Managing General Partner or any Affiliate, the Managing General Partner or its Affiliate may not receive interest in excess of its interest costs, nor may the Managing General Partner or its Affiliate receive interest in excess of the amounts which would be charged the Partnership (without reference to the Managing General Partner's financial abilities or guaranties) by unrelated banks on comparable loans for the same purpose, and the Managing General Partner or its Affiliate shall not receive points or other financing charges or fees, regardless of the amount, although the actual amount of such charges incurred from third party lenders may be reimbursed to the Managing General Partner or its Affiliate.

          E. No rebates or give-ups may be received by the Managing General Partner or any Affiliate, nor may the Managing General Partner or any Affiliate participate in any reciprocal business arrangements which would circumvent the restrictions and prohibitions set forth in this Article X.

          F. All services for which the Managing General Partner or any Affiliate is to receive compensation shall be embodied in a written contract (which may be this Agreement) that specifically describes each service to be rendered and all compensation to be paid unless such services are normally rendered by third parties in the industry without such written agreements. All contracts for services entered into between the Partnership and the Managing General Partner or its Affiliates shall be subject to termination, whether so stated thereunder or not, by the Partnership, without penalty, on not less than 60 days' written notice. Any such termination shall be approved by Interest Holders holding more than 50% of SDIs then held by investors.

     10.07 SALE OF ALL OR SUBSTANTIALLY ALL PARTNERSHIP PROPERTIES. The Managing General Partner may not sell or otherwise dispose of all or substantially all Partnership Properties until such sale or disposition has been approved by the affirmative vote of Interest Holders holding more than 50% of the SDIs then held by investors at a meeting of Interest Holders called and held in accordance with
Article XIV hereof. A sale or disposition will be deemed to be of "all or substantially all Partnership Properties" if the total value of Partnership Properties sold or disposed of in such transaction and during the 12 months preceding such transaction is 662/3% or more in value of the Partnership's total assets as of the end of the most recently completed Partnership fiscal year.

     10.08 PRESERVATION OF LIMITED LIABILITY OF INTEREST HOLDERS. In furtherance of the intent of the parties to this Agreement that the Limited Partner and each Interest Holder shall be liable to creditors of the Partnership only to the extent provided in Section 13.02, the parties hereto agree as follows:

          A. the Managing General Partner shall arrange to prosecute, defend, settle or compromise actions at law or in equity at the expense of the Partnership as such may be necessary to enforce or protect the interests of the Partnership; and

          B. the Managing General Partner shall satisfy any judgment, decree, decision or settlement, first, out of any insurance proceeds available therefor, next, out of the Partnership assets and income, and, finally, out of the assets of both of the General Partners in a manner that reflects the true proportion of their respective interests in the Partnership.

     10.09 THE SPECIAL GENERAL PARTNER. The Special General Partner shall:

          A. assist the Managing General Partner with financial analysis of the operations of the Partnership, including, without limitation, determination of the timing and amount of Distributions;

          B. assist the Managing General Partner in determining the need for and the amount of any borrowings by the Partnership or the General Partners on behalf of the Partnership, and whether such borrowings can be obtained on a recourse or nonrecourse basis, and in assessing the relative costs and merits of each; and

          C. consult with the Managing General Partner with respect to any and all such matters of finance and administration affecting the business of the Partnership as the General Partners shall deem appropriate and in the best interests of the Partnership.

     10.10 NO DUTY OF THIRD PARTIES TO INVESTIGATE AUTHORITY. No person, firm or corporation dealing with the Partnership shall be required to inquire into the authority of the Managing General Partner to take any action or make any decision.

     10.11 COMPENSATION. The Managing General Partner shall receive compensation from the Partnership as provided in Article XII of this Agreement.

     10.12 INDEMNIFICATION. The Managing General Partner shall be entitled to be indemnified for its actions on behalf of the Partnership to the extent specified in Article XVI hereof.

     10.13 REPORTS TO INTEREST HOLDERS. The Managing General Partner shall keep the Interest Holders periodically informed with respect to the business of the Partnership pursuant to Sections 17.06 to 17.09 hereof.

     10.14 PLEDGE OF MANAGING GENERAL PARTNER'S PROPORTIONATE INTEREST IN PARTNERSHIP PROPERTIES FOR ITS BENEFIT. The Managing General Partner shall have the right to cause the Partnership to pledge no more than a 13.25% (23.25% after Payout) undivided interest in Partnership Properties to secure borrowings solely for the account of the Managing General Partner, provided, however, that the Partnership receives an opinion of counsel that as a result of such pledge Partnership income allocable to the Limited Partner will not be subject to taxation under Section 514 of the Code. The sole permitted purpose of this provision is to allow the Managing General Partner to use its pro rata interest in Partnership Properties as security for a loan for its sole benefit. If at any time the percentage of the Partnership's Revenues to which the Managing General Partner is entitled at the time of the pledge is less than 14.25% (24.25% after Payout), then the percentage interest in Partnership Properties that may be pledged on behalf of the Managing General Partner will be proportionately reduced. The Managing General Partner may cause a pledge of Partnership
Properties to be made pursuant to this Section only if it will result in no changes, as between the Managing General Partner and the Limited Partner, (i) in the actual amount of Partnership costs and Revenues borne by the Limited Partner (it being the intent of this provision that after such pledge the Interest Holders will be allocated the same dollar amount of costs (other than depletion, if relevant) and Revenues that would have been allocated to them had the interest not been pledged), (ii) in the Limited Partner's sharing in the assets of the Partnership under this Agreement, or (iii) in the sharing of the Partnership's liabilities for borrowings incurred prior to such pledge and only if it is deemed by the Managing General Partner not to adversely affect the sound operation and management of the Partnership. In the event of a default by the Managing General Partner on the loan for which an interest in Partnership Properties has been pledged and of foreclosure on such interest in Partnership Properties, the Managing General Partner's interest in the Partnership and allocations and Distributions made to it will be reduced by the percentage interest in Partnership Properties pledged and foreclosed upon. The Interest Holders' interests in the Partnership, as well as the share of Partnership Properties attributable to the Interest Holders, will be unaffected by any such pledge and foreclosure. Tax allocations and distributions of Revenues directly or indirectly attributable to any such foreclosure will be made to the Managing General Partner.


                                   ARTICLE XI
                  EVENTS OF WITHDRAWAL OF THE GENERAL PARTNERS:
                   VOLUNTARY WITHDRAWAL; ASSIGNMENT; REMOVAL;
                          AND INSOLVENCY-RELATED EVENTS

         11.01 EVENTS OF WITHDRAWAL. A General Partner will cease to be a General Partner of the Partnership on the occurrence of any of the following events of withdrawal:



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



          A. the General Partner voluntarily withdraws as a General Partner from the Partnership as provided by Section 11.02 hereof;

          B. the General Partner is removed as a General Partner in accordance with Section 11.04 hereof;

          C. if it is determined in the manner specified in Section 11.05 below that such event shall constitute an event of withdrawal, the Managing General Partner:

               1. makes a general assignment for the benefit of creditors;

               2. files a voluntary bankruptcy petition;

               3. becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceeding;

               4.  files  a  petition  or  answer   seeking  a   reorganization,
          arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law;

               5. files an answer or other pleading admitting or failing to contest the material allegations of a petition filed in a proceeding of the type described in paragraphs 1 through 4 above; or

               6. seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Managing General Partner or of all or any substantial part of its properties;

          D. if it is determined in the manner specified in Section 11.05 below that such event shall constitute an event of withdrawal, 120 days expire after the date of the commencement of a proceeding against the Managing General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law if the proceeding has not been previously dismissed, or 90 days expire after the date of the appointment, without the Managing General Partner's consent or acquiescence, of a trustee, receiver, or liquidator of the Managing General Partner or of all or any substantial part of the Managing General Partner's properties if the appointment has not previously been vacated or stayed or 90 days expire after the date of expiration of a stay, if the appointment has not previously been vacated; or

          E. the filing of a certificate of dissolution or its equivalent for the General Partner or the revocation of its charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter.

     11.02 VOLUNTARY WITHDRAWAL OF MANAGING OR SPECIAL GENERAL PARTNER. The Managing General Partner or Special General Partner may withdraw from the Partnership pursuant to the terms and conditions specified in this Section 11.02, and no such withdrawal shall be deemed a breach of this Agreement. The Managing General Partner may not withdraw until the Partnership has completed its acquisition of interests in Producing Properties. Prior to withdrawal by the Managing General Partner, it shall provide the Special General Partner and each Interest Holder of record a written notice of its intent to withdraw, to be mailed no earlier than 150 days and no later than 120 days prior to the proposed withdrawal date. Simultaneously with its giving notice of withdrawal, the Managing General Partner shall call a meeting of the Interest Holders in the manner set forth in Article XIV of this Agreement for the purpose of electing a substitute Managing General Partner for the withdrawing Managing General Partner. The Managing General Partner shall select, and the notice of the meeting shall name, a proposed substitute Managing General Partner. At or prior to such meeting, the Special General Partner or Interest Holders holding at least 10% of the SDIs then held by investors may propose alternative nominees for election as the substitute Managing General Partner. A substitute Managing General Partner shall be elected by the affirmative vote of Interest Holders holding more than 50% of the SDIs then held by investors. The Special General Partner may withdraw from the Partnership at any time, upon 90 days' notice to the Managing General Partner. Upon the Managing General Partner's receipt of the Special General Partner's notice of withdrawal, the Managing General Partner shall, prior to the proposed date of withdrawal, select a substitute Special General Partner, with or without the approval of the withdrawing Special General Partner. The substitution of a new General Partner for a withdrawing General Partner shall be effective only if and when the following conditions have been satisfied:

          A. The substitute Managing General Partner shall have agreed to purchase from the withdrawing General Partner all of its rights and interest in the Partnership either (1) at such price and upon such terms and conditions as are mutually agreeable to the withdrawing General Partner and the substitute General Partner, or (2) if no purchase agreement between the withdrawing General Partner and the substitute General Partner can be reached, at a price equal to (a) that percentage of the total capital and profits interests in the Partnership which is equal to the General Partner's Capital Contribution and Additional Capital Contribution, if any, expressed as a percentage of all Capital Contributions, plus (b) an amount equal to the balance shown in the withdrawing General Partner's Capital Account as of the date of payment. The total capital and profits interests in the Partnership shall be valued in the manner set forth in Section 11.06 hereof.

          B. If the purchase is made pursuant to Section 11.02.A(2) above, the substitute General Partner shall deliver to the withdrawing General Partner a non-interest bearing, unsecured promissory note in the amount of the purchase price, with such term as the parties shall agree upon, and with principal payable, if at all, from Cash Distributions which the withdrawing General Partner would have received under this Agreement had it not withdrawn. If, however, counsel to the Partnership advises the Partnership that interest will more likely than not be imputed to the withdrawing General Partner on such note, then the note shall instead bear interest at the appropriate applicable federal rate. Following the substitute General Partner's delivery of such promissory note, the withdrawing General Partner shall have no remaining rights or interest in the Partnership.

          C. The withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal.

          D. The requirements of Section 11.07 shall have been satisfied.

     Effective as of the date at which all of the conditions set forth above have been satisfied, the withdrawal of the withdrawing General Partner and the substitution of the substitute General Partner shall be deemed to occur simultaneously, so that at no time will the Partnership have been without a Managing or Special General Partner. If a new General Partner is elected and substituted in accordance with the above conditions, the remaining General Partner shall continue the business of the Partnership together with such substitute General Partner. In the event that all of the conditions set forth above have not been satisfied by the proposed date of withdrawal set forth in the Managing General Partner's notice of withdrawal, the Managing General Partner shall abandon its efforts to withdraw, and shall continue as the Partnership's Managing General Partner.

     11.03 ASSIGNMENTS OF RIGHTS AND INTEREST OF GENERAL PARTNERS. The General Partners may each assign or pledge all or any portion of their right to receive Distributions, without the consent of the other General Partner or Interest Holders. No such assignment or pledge shall be considered an event of withdrawal under this Agreement The General Partners may not, however, assign any portion of their voting, managerial or other rights as General Partners under this Agreement. Any such attempted assignment of voting, managerial or other rights by any General Partner will be deemed a voluntary withdrawal of such General Partner from the Partnership, and must be effected in accordance with Section
11.02 above. Either General Partner may assign its rights and interest in the Partnership to, and substitute as General Partner, another corporation or partnership in connection with (i) a merger or consolidation with, or (ii) a transfer of all or substantially all of the assets of the General Partner to such corporation or partnership, provided that such corporation or partnership assumes all of the obligations of the General Partner with regard to the Partnership. No such assignment pursuant to a merger, consolidation or sale of assets shall be deemed an event of withdrawal of the merging, consolidating or selling General Partner.

     11.04 REMOVAL OF GENERAL PARTNERS. At a meeting called by Interest Holders in accordance with Article XIV of this Agreement, Interest Holders holding more than 50% of the SDIs then held by investors may remove either or both of the General Partners and, upon such removal, elect upon the consent of Interest Holders holding more than 50% of the SDIs then held by investors one or more substitute General Partners. The substitution of a new General Partner for a removed General Partner shall be effective only if and when the following conditions have been satisfied:

          A. The substitute General Partner shall have agreed to purchase from the removed General Partner all of its rights and interest in the Partnership at a price equal to (1) for the Managing General Partner, 14.25% of the total capital and profits interests in the Partnership (24.25% if the General Partners are at the date of removal receiving 25% of Partnership Revenues), or (2) for the Special General Partner, 0.75% of the total capital and profits interests in the Partnership. The total capital and profits interests in the Partnership shall be valued in the manner set forth in Section 11.06 hereof.

          B. The substitute General Partner shall deliver to the removed General Partner an unsecured promissory note in the amount of the purchase price, bearing interest at a rate equal to the prime rate quoted by BankOne Texas, N.A. as of the date of removal, due in not less than five (5) years from the date of the promissory note, with equal installments each year. Following the substitute General Partner's delivery of such promissory note, the removed General Partner shall have no remaining rights or interest in the Partnership.

          C. The requirements of Section 11.07 shall have been satisfied.

     Effective as of the date at which all of the terms and conditions set forth above have been satisfied, the removal of the removed General Partner and the substitution of the substitute General Partner shall be deemed to occur simultaneously, so that at no time will the Partnership have been without a General Partner of the type removed. Until such time as the terms and conditions set forth above have been satisfied, the General Partner shall not be removed and shall continue as General Partner. All the rights and interest of a removed General Partner with respect to any interest it may hold as an Interest Holder shall continue despite such removal.

     11.05 INSOLVENCY OR BANKRUPTCY OF MANAGING GENERAL PARTNER. If the Managing General Partner suffers an event that with the passage of the specified period of time becomes a potential event of withdrawal under Section 11.01.C or D above, the Managing General Partner shall notify the other Partners of the potential event of withdrawal within 30 days after the date of occurrence thereof, and simultaneously therewith shall call a meeting of the Interest Holders in the manner set forth in Article XIV hereof for the purpose of determining whether such potential event of withdrawal shall be deemed an actual event of withdrawal. The potential event of withdrawal shall be deemed an actual event of withdrawal only if Interest Holders holding more than 50% of the SDIs then held by investors affirmatively vote that it shall be so deemed. If the potential event of withdrawal is deemed an actual event of withdrawal by the requisite vote of Interest Holders, then the Interest Holders may proceed at such meeting to elect, upon the affirmative vote of Interest Holders holding more than 50% of the SDIs then held by investors, a substitute Managing General Partner for the withdrawing Managing General Partner. The substitution of a new Managing General Partner for the withdrawing Managing General Partner shall be effective only if and when the conditions set forth in Section 11.02 above for substitution of a Managing General Partner in the event of the Managing General Partner's voluntary withdrawal have been satisfied, effective as of the date at which all of the conditions set forth in Section 11.02 have been satisfied the withdrawal of the withdrawing Managing General Partner and the substitution of the substitute Managing General Partner shall be deemed to occur simultaneously, so that at no time will the Partnership have been without a Managing General Partner. Until such time as the terms and conditions set forth in Section 11.02 have been satisfied, the Managing General Partner shall not be deemed to have withdrawn and shall continue as Managing General Partner.

     11.06 VALUATION OF GENERAL PARTNER'S INTEREST. Where this Article XI provides that the rights and interests of a withdrawing or removed General Partner are to be purchased at a price equal to a specified percentage of the total capital and profits interests in the Partnership, such total capital and profits interests shall be valued in the manner contemplated by the definition of "SDI Value" contained in Section 2.39 of this Agreement. For this purpose, the estimate of future net Revenues from Partnership Proved Reserves required by part (A) of such definition shall be made by an Independent Expert selected by the mutual agreement of the withdrawing or removed General Partner and the substitute General Partner.

     11.07 ADDITIONAL CONDITIONS TO SUBSTITUTION OF GENERAL PARTNER. No substitution of a new General Partner for a removed or withdrawing General Partner shall be effective until the following conditions have been satisfied, in addition to those set forth above in this Article XI:

          A. The substitute General Partner shall have agreed to accept the responsibilities of the removed or withdrawing General Partner and to continue, with the remaining General Partner, the business of the Partnership following the removal or withdrawal of the removed or withdrawing General Partner. The substitute General Partner shall have also agreed to assume liability on any Partnership obligations or guarantees arising from and after the date of substitution. The removed or withdrawing General Partner shall remain liable on any Partnership obligations or guarantees that arose before such date, unless the substitute General Partner shall agree to assume such liabilities.

          B. This Agreement and the Partnership's certificate of limited partnership shall have been amended to name the substitute General Partner as the new General Partner (and, if applicable, as the new registered agent of the Partnership), and to reflect the removal or withdrawal of the removed or withdrawing General Partner. Additionally, the Partnership shall cause written notice of any removal or withdrawal of the Managing General Partner of the Partnership to be sent to all creditors of the Partnership, and shall place an advertisement announcing the removal or withdrawal in a newspaper of general circulation in each place at which the Partnership's business is regularly conducted.

                                   ARTICLE XII
                  COMPENSATION TO THE MANAGING GENERAL PARTNER

     12.01 GENERAL AND ADMINISTRATIVE OVERHEAD ALLOWANCE. The Managing General Partner will be entitled to receive from the Partnership the General and Administrative Overhead Allowance for all General and Administrative Overhead incurred in connection with management and supervision of the Partnership's activities in acquiring, holding and managing interests in Producing Properties, and otherwise conducting the Partnership's operations. The General and Administrative Overhead Allowance will consist of a fully accountable amount equal to up to 2.0% of the SDI Subscriptions to the Partnership in each fiscal year of the Partnership's existence. The General and Administrative Overhead Allowance will be payable solely out of 50% of the Partnership's first Revenues in each period, provided that if such amount is not paid in full by the Partnership in that period due to a lack of available Revenues, it will be carried forward to be paid in subsequent periods. Any General and Administrative Overhead incurred in any period in excess of the General and Administrative Overhead Allowance for that period will be borne by the Managing General Partner. No portion of the salaries, benefits, compensation or remuneration of "controlling persons" of the Managing General Partner shall be reimbursed by the Partnership as General and Administrative Overhead. "Controlling persons" includes directors, certain executive officers and those holding 5% or more equity interest in the Managing General Partner or persons having the power to direct or cause the direction of the Managing General Partner, whether through the ownership of voting securities, by contract or otherwise. Executive officers and persons having the power to direct or cause the direction of the Managing General Partner for this purpose shall be those executive officers on the Executive Management Committee of the Managing General Partner, as constituted from time to time.

     12.02 ATTESTATION BY INDEPENDENT ACCOUNTANTS. The Managing General Partner's independent certified public accountants will provide an annual written attestation regarding whether the allocation of General and Administrative Overhead has been consistent with the definitions and description of such allocations herein, and that the total amount of such allocated costs did not materially exceed the amounts actually incurred by the Managing General Partner. Any change in the method of allocation of these costs from that described herein shall be reported to Interest Holders together with the Partnership's annual report, setting forth the reason for such change and the basis used to determine its reasonableness.

     12.03 INCENTIVE AMOUNT. During the Partnership's existence, the Managing General Partner will be paid a nonaccountable Incentive Amount for services rendered to the Partnership, equal to 1.25% of all Partnership net Revenues, except that for the first 12 months after the Partnership's Formation Date, the Incentive Amount will instead be an amount equal to 1.5% of SDI Subscriptions. For the purpose of determining the Incentive Amount hereunder, net Revenues shall mean Revenues received under Net Profits Agreement or under Nonoperating

Interests held outside of any Net Profits Agreement. The Incentive Amount will be payable solely out of 50% of the Partnership's first Revenues in each period.

     12.04 DIRECT EXPENSES. The Managing General Partner will be reimbursed for any Direct Expenses of the Partnership if not directly paid by the Partnership.

     12.05 INTEREST INCOME. Interest income earned from investment of the Limited Partner's Capital Contribution prior to its use for purchase of interests in Producing Properties may be used to pay the Limited Partner's portion of the General and Administrative Overhead Allowance; provided, however, that the portion allocable to the General Partners shall be carried forward if at any time there are insufficient Revenues allocated to the General Partners to pay their share of such amounts, such amounts to be paid out of Revenues allocated to the General Partners thereafter.


                                  ARTICLE XIII
              THE INTEREST HOLDERS: RIGHTS, DUTIES AND OBLIGATIONS

     13.01 SAME RIGHTS AS LIMITED PARTNER. In accordance with the assignment described in Section 8.01 of this Agreement, it is the intention of the parties hereto, except to the extent set forth in Article VIII, that Interest Holders shall have substantially the same rights that the sole Limited Partner has under this Agreement and under the Texas Revised Limited Partnership Act, as it may be amended from time to time, excluding any right to receive a direct distribution of interests in Producing Properties.

     13.02 LIMITED LIABILITY OF DEPOSITARY AND INTEREST HOLDERS. Neither the Depositary nor any Interest Holder, as such, shall be personally liable for any of the debts of the Partnership or any of the losses thereof beyond his or its respective Capital Contribution or SDI Subscription, plus the assets of the Partnership, the amount of any Distributions to him (including amounts borrowed from third parties) which he knew to be in violation of Section 9.05 of this Agreement, and any amounts as to which he or it accepts personal liability. Neither the Depositary nor any Interest Holder, as such, shall participate in the control of the business of the Partnership within the meaning of Section
3.03 of the Texas Revised Limited Partnership Act. The Depositary and each Interest Holder hereby consents to the exercise by the Managing General Partner of the powers conferred on it by Article X of this Agreement. Other than as provided in this Agreement, no Interest Holder shall have returned to him his SDI Subscription.

     13.03 TRANSFER OF SDIS. An Interest Holder may transfer his SDIs subject to the following conditions and restrictions:

          A. An Interest  Holder may not transfer fewer than 5,000 SDIs,  unless
     (A) such Interest Holder owns fewer than 5,000 SDIs, in which case the Interest Holder shall transfer all such SDIs, or (B) such Interest Holder is a Tax Exempt Plan in the process of termination, in which case it may transfer fewer than 5,000 SDIs to each plan participant. If an Interest Holder transfers less than all of his SDIs, he shall retain at least 5,000 SDIs.

          B. The Interest Holder desiring to transfer his SDIs shall so notify the Depositary, in writing or verbally (in person or by telephone).

          C. The Depositary shall notify the Managing General Partner of the proposed transfer. The Depositary shall not effect the transfer until the Managing General Partner shall have approved the transfer, the granting or denial of which approval shall be within the sole, absolute discretion of the Managing General Partner. By way of example, and without limiting the absolute discretion of the Managing General Partner in this regard, a proposed transfer may be denied if the Managing General Partner determines that such transfer would or could (A) violate the restriction on transfers set forth in Section 13.05 below, (B) endanger the limited liability status or federal partnership tax status of the Partnership or (C) violate state or federal securities laws applicable to the proposed transfer. In its discretion, the Managing General Partner may condition its approval of a proposed transfer upon the delivery by the transferor and/or transferee, at their own expense, of an opinion of counsel (which counsel shall be acceptable to the Managing General Partner) as to any of the foregoing matters or other legal matters relevant to the proposed transfer. If approval of a transfer is denied, the Depositary shall notify the transferor Interest Holder in writing that the desired transfer may not be effected.

          D. If the proposed transfer will involve an actual change of beneficial ownership of the SDIs, the Depositary shall deliver to the Interest Holder, and the Interest Holder and his intended transferee shall execute and return to the Depositary, an instrument of transfer for the SDIs. The instrument of transfer shall contain (A) a representation by the transferee that he satisfies the investor eligibility requirements set forth in the Subscription Agreement, (B) an agreement by the transferee to be bound by all of the terms and provisions of this Agreement, (C) a statement of the address to which Cash Distributions and Partnership reports and communications are to be mailed following the transfer, and (D) such other agreements and representations as the Depositary shall reasonably require. The parties to a proposed transfer involving a change of beneficial ownership of SDIs shall pay to the Depositary a fee, in an amount specified by the Depositary but not to exceed $50, as reimbursement for costs and expenses incurred to effect the transfer.

          E. If the proposed transfer will not involve an actual change of beneficial ownership of the SDIs (as determined by the Depositary in its sole discretion) the Depositary shall deliver to the transferor Interest Holder, and the Interest Holder and his intended transferee shall execute and return to the Depositary, a reaffirmation of this Partnership Agreement, evidencing the fact that record but not beneficial ownership of the SDIs has changed, and that the new Interest Holder of record shall be bound by the terms and provisions of this Agreement as if he had been an original Interest Holder. The parties to a proposed transfer not involving any change of beneficial ownership of SDIs shall not be required to pay any fee to the Depositary.

          F. In its sole discretion, the Depositary may request reasonable additional documentation and information to verify that the representations of the transferor and transferee contained in the instrument of assignment or reaffirmation of Partnership Agreement (as applicable) are true and correct, and that the persons signing such documents were duly authorized to do so.

          G. The Depositary, the parties to the proposed transfer, and the General Partners shall have executed all certificates instruments and documents and taken all such other actions as the Depositary or the General Partners shall deem appropriate to obtain any required consents of governmental authorities to the proposed transfer, including, where a party to the proposed transfer is a resident of the State of California, the obtaining of any approvals required by Rule 260.141.11 of Title 10 of the California Administrative Code.

          H. If the above conditions and restrictions have been satisfied in connection with a proposed transfer of SDIs, then the Depositary shall transfer record ownership of the SDIs by a bookkeeping entry on the books and records of the Depositary maintained in accordance with Section 8.05.C hereof. The Depositary shall amend its books and records at least once each calendar quarter to reflect transfers of record ownership of SDIs.

          I. If a transfer effected in accordance with the above procedures involves an actual change of beneficial ownership of SDIs, the Depositary shall prepare and deliver a Depositary Receipt to the transferee evidencing the transferred SDIs. If the transfer does not involve an actual change of beneficial ownership, the Depositary may, but shall not be required to, prepare and deliver a Depositary Receipt to the transferee.

     13.04  ASSIGNMENT  OF  INTEREST   HOLDERS  RIGHTS  TO   DISTRIBUTIONS   AND
ALLOCATIONS. An Interest Holder may assign the Interest Holder's rights to receive Distributions and/or to be allocated Partnership Income and Loss Items, while still retaining record ownership of his SDIs. Such assignment shall not be subject to the conditions and restrictions of Section 13.03 above (including the necessity of obtaining the Managing General Partner's approval of such assignment), except that the assignment shall not be permitted if the Managing General Partner determines that such transfer would or could (A) violate the restriction on transfers set forth in Section 13.05 below, (B) endanger the federal partnership tax status of the Partnership, or (C) violate state or federal securities laws applicable to the proposed assignment. The assignor Interest Holder shall deliver written notice of the proposed assignment to the Depositary, which notice shall identify the assignee and shall state the address to which future Cash Distributions should be sent. An assignment of an Interest Holder's economic rights pursuant to this Section 13.04 shall not entitle the assignee to exercise or enjoy any non-economic rights or powers of an Interest Holder. The assignor shall continue to be an Interest Holder and shall be



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



entitled to exercise and enjoy all rights and powers of an Interest Holder other than the right to receive Distributions and allocations.

     13.05 NO TRANSFERS IN EXCESS OF LIMIT. Subject to the exceptions and limitations set forth below, no transfer, assignment or donation of SDIs (including an assignment pursuant to Section 13.04 of rights to receive Distributions and allocations) by an Interest Holder shall be permitted for a taxable year of the Partnership if such transfer, assignment or donation would cause the sum of the percentage interests in Partnership profits or capital sold or otherwise disposed of (including transfers effected under Article XV) during the taxable year to exceed five percent (5%) of the total interest in Partnership profits or capital (the "Limit"), which total profits or capital interests in the Partnership shall exclude the General Partners' profits and capital interests. The restriction on transfer, assignment or donation set forth in the foregoing sentence shall be subject to the following exceptions and limitations:

          A. Transfers not involving trading may be permitted without regard to the Limit upon an opinion of counsel to the Partnership that such transfers are properly disregarded in determining for federal income tax purposes the status of the Partnership as a publicly traded partnership under Code Sections 469, 512, and 7704. In determining the percentage interest in the Partnership assigned, transferred or donated for purposes of this Section 13.05, a transfer may be disregarded if the Partnership has received an opinion of counsel referred to hereinabove with respect to such transfer.

          B. Notwithstanding anything to the contrary herein, the Managing General Partner shall decrease the Limit and shall have the authority to increase the Limit, upon receipt of an opinion of counsel to the Partnership that it is more likely than not that such adjustment of the Limit is required in the event of a decrease and permitted in the event of an increase in such Limit under applicable law.


          C. If at any time following the date of this Agreement, the Managing General Partner has reason to believe that the continued observance of the Limit could cause the assets of the Partnership, for purposes of the Employee Retirement Income Security Act of 1974, as amended, or the Code, to constitute "plan assets" of an employee benefit plan, IRA or Keogh Plan that is an Interest Holder, then the Managing General Partner shall obtain an opinion of legal counsel to the Partnership as to such issue. The Managing General Partner will cease to observe the Limit if such legal opinion is to the effect that the continued observance of the Limit would cause the assets of the Partnership to constitute plan assets. In its reasonable discretion, the Managing General Partner may suspend observation of the Limit during such period as its request for a legal opinion is pending with counsel to the Partnership.

     13.06  DELIVERY  OF  FURTHER  INSTRUMENTS.  Each  Interest  Holder  agrees, pursuant to the Subscription Agreement to which he is or is deemed to be a party, to execute and deliver to the Managing General Partner within five (5) days after receipt of the Managing General Partner's written request therefor, designations, powers of attorney and such other instruments as the Managing General Partner may reasonably deem necessary to the conduct of the Partnership's business. The foregoing grant of authority, including, without limitation, the Power of Attorney included in the Subscription Agreement, is an irrevocable power coupled with an interest and shall survive the death of an Interest Holder. In the event of any conflict between the provisions of this Agreement, the Subscription Agreement and any document executed or filed by the Managing General Partner pursuant to the Power of Attorney granted in the Subscription Agreement, this Agreement shall govern. Each of the Interest Holders, pursuant to the Subscription Agreement to which he is or is deemed to be a party, agrees to be bound by any representations of the attorney-in-fact in such statements and waives any and all defenses that may be available to contest, negate or disaffirm the actions of the attorney-in-fact under the Power of Attorney.

     13.07 DERIVATIVE ACTIONS. An Interest Holder may bring an action in a court of competent jurisdiction in the right of the Partnership to recover a judgment in the Partnership's favor if the Managing General Partner has refused to bring the action or if an effort to cause the Managing General Partner to bring the action is not likely to succeed. An Interest Holder's right to bring a derivative action on behalf of the Partnership is subject to the following conditions and limitations:

          A. in a derivative action, the plaintiff must be an Interest Holder at the time of bringing the action and (1) must have been an Interest Holder at the time of the transaction that is the subject of the action, or (2) must have had status as an Interest Holder arise by operation of law or under the terms of this Agreement from a person who was an Interest Holder at the time of the transaction; and

          B. the complaint shall set forth with particularly the effort, if any, of the plaintiff to secure initiation of the action by the Managing General Partner or the reasons for not making the effort.

     In the event any such action must be brought in the name of the Depositary as sole Limited Partner of the Partnership, the Depositary agrees to cooperate, at the expense of the concerned Interest Holders, in all reasonable respects with the maintenance of such action.


                                   ARTICLE XIV
                          MEETINGS OF INTEREST HOLDERS


     14.01 VOTE OF INTEREST HOLDERS CONSTITUTES INSTRUCTION TO DEPOSITARY. Meetings of Interest Holders shall be held in accordance with this Article XIV. When any proposal is approved at such a meeting by an affirmative vote of

Interest Holders holding the number of SDIs required to approve such matter under the terms of this Agreement, such affirmative vote of Interest Holders shall constitute an instruction to the Depositary, as sole Limited Partner, to vote its entire interest as Limited Partner in favor of such proposal, and the Depositary shall so vote. The Depositary's vote shall be evidenced in a writing signed by a duly authorized executive officer of the Depositary, which shall be maintained in the records of the Partnership.

     14.02 CALL. Meetings of the Interest Holders may be called by either of the General Partners or by Interest Holders holding 10% or more of the SDIs then held by investors, for the purpose of addressing any matter upon which the Interest Holders may vote under this Agreement. Interest Holders may call a meeting by delivering to the Managing General Partner one or more written requests stating that the signing Interest Holders wish to call a meeting and indicating the specific purpose for which the meeting is to be held. Action at the meeting shall be limited to those matters specified in the call of the meeting.

     14.03 NOTICE. Within 15 days after receipt of a properly made written call request from the Interest Holders, unless extended without notice to Interest Holders for a period of up to 60 additional days as the Managing General Partner may deem necessary for the Partnership to comply with any federal or state securities statutes, rules, regulations, or similar requirements governing the holding of a meeting or the solicitation of provides or preparation of such other documents for use at such a meeting, the Managing General Partner shall deposit in the United States mails written notice of the meeting, addressed to each Interest Holder at the address of the Interest Holder appearing on the records of the Depositary. An affidavit or certificate of mailing of any notice in accordance with this Section 14.03, executed by the Managing General Partner, the Depositary or any transfer agent or registrar that the Managing General Partner may appoint, shall be prima facie evidence of the giving of notice. If any notice addressed to an Interest Holder at the address of the Interest Holder appearing on the records of the Partnership is returned to the Partnership by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, that notice and any subsequent notices or reports regarding that meeting shall be deemed to have been duly given without further mailing if they are available for the Interest Holder at the principal executive office of the Partnership for a period of one year from the date of the giving of the notice so returned.

     14.04 RECORD DATE. For purposes of determining the Interest Holders entitled to notice of or to vote at a meeting of the Interest Holders, the Managing General Partner may set a record date which shall not be less than 10 days nor more than 60 days before the date of the meeting. Only Interest Holders who are record holders of SDIs on the record date set pursuant hereto shall be entitled to notice of or to vote at such meeting.

     14.05 TIME AND PLACE. A meeting shall be held at a reasonable time and in a convenient place as determined in the sole discretion of the Managing General Partner on a date not less than 30 nor more than 60 days after the mailing of notice of the meeting.



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



     14.06 ADJOURNMENT. When a meeting of the Interest Holders is adjourned to another time or place, notice need not be given of the adjourned meeting and a new record date need not be fixed if the time and place thereof were announced at the meeting at which the adjournment was taken, unless such adjournment shall be for a period of more than 45 days. At the adjourned meeting, the Interest Holders may transact any business that might have been transacted at the original meeting. If the adjournment is for a period of more than 45 days or if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with the provisions of Section 14.03.

     14.07 WAIVER OF NOTICE BY ATTENDANCE. Attendance of an Interest Holder at a meeting shall constitute a waiver of notice of the meeting, except when the Interest Holder objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice of the meeting but not so included, if the objection is expressly made at the meeting.

     14.08 QUORUM. Interest Holders holding more than 50% of the SDIs then held by investors shall constitute a quorum at any meeting of the Interest Holders. The Interest Holders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Interest Holders so as to result in the presence of less than a quorum, if any action taken other than adjournment is approved by the holders of the percentage of SDIs then held by investors required to approve such action under this Agreement. In the absence of a quorum, a meeting of Interest Holders may be adjourned from time to time by the affirmative vote of the holders of a majority of the SDIs represented either in person or by proxy at the meeting, but no other business may be transacted.

     14.09 VOTING. Interest Holders may vote either in person or by proxy at any meeting. Interest Holders shall vote on all matters in respect of which they are entitled to vote as a single class, with each Interest Holder entitled to one vote for each SDI held. The vote required to approve any proposed action shall be determined as follows:

          A. If the proposed action is required by this Agreement to be approved by Interest Holders holding a specified percentage of SDIs "then held by investors," then the action must be approved by Interest Holders holding that percentage of all issued and outstanding SDIs, excluding SDIs held by the General Partners and their Affiliates. The General Partners and their Affiliates shall not be permitted to vote any SDIs held by them.

          B. If the proposed action is required by this Agreement or applicable law to be approved by a unanimous vote of Interest Holders, then the action must be approved by all Interest Holders, including the General Partners and their Affiliates if they hold any SDIs.

          C. Any proposed action not subject to subsections A or B above must be approved by Interest Holders holding more than 50% of the SDIs represented either in person or by proxy at the meeting, excluding SDIs held by the General Partners and their Affiliates. The General Partners and their Affiliates shall not be permitted to vote any SDIs held by them.

     14.10 CONDUCT OF MEETING. The Managing General Partner shall have full power and authority concerning the manner of conducting any meeting of the Interest Holders, including, without limitation, the determination of persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article XIV, the conduct of voting, the validity and effectiveness of any proxies, and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Managing General Partner shall designate a person to serve as chairman of any meeting and shall further designate a person to take minutes of any meeting. The Managing General Partner may designate its own directors, officers, employees or agents to serve in either or both of such positions. All minutes shall be kept with the records of the Partnership maintained by the Managing General Partner. The Managing General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Partners including Interest Holders, including regulations with regard to the appointment of proxies, the appointment and duties of inspectors of votes, and the submission and examination of proxies and other evidences of the right to vote.

     14.11 ACTION WITHOUT MEETING. Any action(s) that may be taken at a meeting of the Interest Holders may be taken without a meeting if one or more consents in writing, setting forth the action(s) to be taken, shall be signed by Interest Holders holding not less than the percentage of SDIs then held by investors required to approve such action(s) under this Agreement. Such consent(s) shall have the same force and effect as a vote of the signing Interest Holders at a meeting duly called and held pursuant to this Article XIV. No prior notice from the signing Interest Holders to the General Partners, Limited Partner or other Interest Holders shall be required in connection with the use of a written consent pursuant to this Section 14.11. Written notice of any action taken by means of a written consent of Interest Holders shall, however, be sent within a reasonable time after the date of the consent by the Managing General Partner to all Interest Holders who did not sign the written consent. A written consent may also be circulated by the Managing General Partner in its sole discretion or will be circulated upon the call of Interest Holders holding 10% or more of the SDIs then held by investors.


                                   ARTICLE XV
                     INTEREST HOLDERS' RIGHT OF PRESENTMENT

     15.01 GENERAL. Each Interest Holder may present all of his SDIs, or a portion thereof subject to limitations described below, for purchase by the Managing General Partner (in its corporate capacity) at their SDI Value, subject to the procedures and conditions provided below, after the Interest Holders have received a statement of SDI Value, as contemplated by Section 17.06.E of this



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



Agreement. If an Interest Holder presents less than all of his SDIs for purchase by the Managing General Partner, the Interest Holder must retain a minimum ownership of 5,000 SDIs, and IRAs and Keogh Plans owning less than 5,000 SDIs must either retain or present for purchase their entire interest in the Partnership.

     15.02 TIMING. The statement of SDI Value will be furnished to Interest Holders no later than 120 days following the end of a fiscal year. Interest Holders must exercise their right to present their SDIs to the Managing General Partner within 45 days after the date such statement is mailed. All purchases shall be paid for by July 1 of the year in which the SDIs are presented and shall be effective as of the date payment is made. SDIs may be presented to the Managing General Partner for purchase only under these provisions and in the manner and at the times specified.

     15.03 CALCULATION OF SDI VALUE. The SDI Value of each Interest Holder's SDIs will be calculated in accordance with the definition of "SDI Value" in
Section 2.39 of this Agreement. If a material change in the Partnership's Proved Reserves occurs between the date of appraisal and the date of purchase, the SDI Value will be adjusted by the Managing General Partner to give effect to such change.

     15.04 PURCHASE OF SDIS BEFORE STATEMENT OF SDI VALUE IS DELIVERED. Before the Interest Holders have received their first statement of SDI Value, an Interest Holder may present his SDIs to the Managing General Partner for repurchase, subject to certain conditions noted below, for an amount equal to 75% of the Interest Holder's SDI Subscription, less the amount of any Cash Distributions made to the Limited Partner for the account of that Interest Holder prior to the date of presentment. The distribution of any amount of interest earned on subscriptions prior to formation of the Partnership will not reduce this purchase price.

     15.05 NO OBLIGATION TO PURCHASE. The Managing General Partner has no obligation to purchase any SDIs during any period, and the number of SDIs purchased by it will be determined in its discretion based upon funds available at any given time for such purchases. Any such purchases will be made in cash and are subject to the further limitations and conditions set forth below. If the Managing General Partner determines that it is unable to purchase any such SDIs, its right to purchase SDIs presented to it may be assigned to third-party industry members.

     15.06 PRESENTMENTS IN EXCESS OF AVAILABLE FUNDS. In the event that a determination to purchase SDIs presented is made and the number of SDIs presented for purchase is in excess of the number of SDIs that can be purchased by the Managing General Partner with funds available for that purpose, the Managing General Partner will select by random drawing Interest Holders from whom purchases will be made. Interest Holders presenting their SDIs who are rejected by reason of the foregoing limitation will have priority of acceptance in subsequent years. SDIs held by the General Partners or their Affiliates may be tendered and purchased on the same basis as SDIs held by other persons.



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



     15.07 CONDITIONS TO PURCHASE OPTION. The Managing General Partner's option to purchase SDIs or to assign such purchase rights to third-party industry members is subject to the following additional conditions:

          A. All SDIs of an Interest Holder must be tendered free of liens, claims and encumbrances, and the Interest Holder must execute and deliver, at his own expense, all documents (including warranties of title) that the Managing General Partner may reasonably request to effect the purchase;

          B. The Managing General Partner's purchase option is contingent upon the continuing inapplicability to such transactions of the regulations under the Securities Exchange Act of 1934 governing tender offers and "going-private" transactions and of any comparable provisions of state laws or regulations;

          C. That registration of such repurchase option or other action under federal securities laws is not required;

          D. The Managing General Partner shall obtain an opinion of legal counsel to the Partnership and will not purchase SDIs if such legal opinion is to the effect that such purchase (1) would cause a "termination" of the Partnership within the meaning of Section 708(b) of the Code, or (2) would result in the Partnership being classified as an association taxable as a corporation for federal tax purposes, or (3) would result in the assets of the Partnership being treated as "plan assets" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, or the Code;

          E. The Managing General Partner will exercise its option to repurchase SDIs only in accordance with the restrictions of Section 13.05 intended to prevent classification of the Partnership for federal income tax purposes as a publicly traded partnership under Code Sections 469, 512 or 7704; and

          F. The Managing General Partner's SDI purchase option is subject to the Managing General Partner's right to withdraw from the Partnership and, in such event, or in the event of the removal of the Managing General Partner, the Managing General Partner's SDI purchase option shall terminate. If the Managing General Partner withdraws or is removed, any successor Managing General Partner would not, unless this Agreement is modified, be required to assume the SDI purchase obligations of the withdrawing or removed Managing General Partner.

                                   ARTICLE XVI
                       INDEMNIFICATION OF GENERAL PARTNERS

     16.01 PROCEEDINGS ARISING FROM PERFORMANCE OF OIL AND GAS ACTIVITIES. In any action, suit or proceeding to which a General Partner or any Affiliate of a General Partner (a) was or is a party or (b) is threatened to be made a party (in which latter case indemnification shall be subject to the provisions of the last paragraph of the Policy Statement of the Tennessee Securities Division dated September 9, 1986 regarding liability and indemnification of sponsors) by reason of being a General Partner or Affiliate of a General Partner of the Partnership (other than an action by or in the right of the Partnership) involving an alleged cause of action for damages arising from the performance of oil and gas activities by the Partnership, including exploration, development, completion, operation or other activities relating to management and disposition of oil and gas properties or production from such properties, the Partnership shall indemnify each General Partner or Affiliate of a General Partner against expenses, including attorneys' fees, judgments and amounts paid in settlement, actually and reasonably incurred by such General Partner or Affiliate of a General Partner in connection with such action, suit or proceeding if such General Partner or Affiliate of a General Partner, in good faith, determined that its course of conduct was in or not opposed to the best interests of the Partnership and if the conduct of such person or entity did not constitute negligence, misconduct, or a breach of fiduciary obligations to the Interest Holders.

     16.02 PROCEEDINGS ARISING FROM MANAGEMENT OF PARTNERSHIP AFFAIRS. In any action or suit by or in the right of the Partnership to which a General Partner or an Affiliate of a General Partner was or is a party involving an alleged cause of action by an Interest Holder for damages arising from the activities of a General Partner or Affiliate of a General Partner in the performance or management of the internal affairs of the Partnership as prescribed by this Agreement or by the laws of the State of Texas (subject to this Article XVI), or both, the Partnership shall indemnify each General Partner or each Affiliate of a General Partner against expenses, including attorneys' fees, actually and reasonably incurred by such General Partner or Affiliate of a General Partner in connection with the defense or settlement of such action or suit if such General Partner or Affiliate of a General Partner, in good faith, determined that its course of conduct was in or not opposed to the best interests of the Partnership, except that no indemnification shall be made in respect to any claim, issue or matter as to which the conduct of such General Partner or Affiliate of a General Partner shall have constituted negligence, misconduct or breach of fiduciary obligation in the performance of its or his duty to the Partnership.

     16.03 MANDATORY INDEMNIFICATION: SUCCESS ON MERITS. To the extent that a General Partner or Affiliate of a General Partner has been successful on the merits in defense of any action, suit or proceeding referred to in Sections
16.01 or 16.02 above, or in defense of any claim, issue or matter therein, the Partnership shall indemnify such General Partner or Affiliate of a General Partner against the expenses, including attorneys' fees, actually and reasonably incurred by such General Partner or Affiliate of a General Partner in connection therewith.

     16.04 ADVANCEMENT OF EXPENSES. The Partnership may advance funds to a General Partner or an Affiliate of a General Partner for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought only if the Partnership has adequate funds available and the following conditions are satisfied:

          A. the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership, and

          B. the legal action is initiated by a third party who is not the Limited Partner or an Interest Holder, or the legal action is initiated by the Limited Partner or an Interest Holder and a court of competent jurisdiction specifically approves such advancement; and

          C. the General Partner or Affiliate of a General Partner undertakes to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification pursuant to Section 16.01.

     16.05 NO ENHANCEMENT OF INTEREST HOLDER LIABILITY. The indemnification set forth in this Article XVI shall in no event cause the Interest Holders to incur any personal liability beyond their total SDI Subscriptions, nor shall it result in any liability of the Interest Holders to any third party.

     16.06 MANDATORY INDEMNIFICATION: MATTERS BEYOND CONTROL OF GENERAL PARTNER. The Partnership shall indemnify and hold harmless each of the General Partners and each Affiliate of each of such General Partners for any loss, claim, liability, damage and expense (including attorneys' fees) actually and reasonably incurred by a General Partner or Affiliate of a General Partner in connection with the management of the Partnership or Partnership Property and arising out of any riots, tornadoes, floods, acts of a public enemy, insurrections, acts of God, strikes or other labor difficulties, failure to carry out the provisions hereof due to any law or regulation promulgated by any governmental agency, or due to any demand or requisition of any government, or any other cause or causes beyond the control of the General Partner or Affiliate of a General Partner, provided that such General Partner or Affiliate of a General Partner, in good faith, determined that its course of conduct was in or not opposed to the best interests of the Partnership and that the conduct of such person or entity shall not have constituted negligence, misconduct or a breach of fiduciary obligations to the Interest Holders.

     16.07 SECURITIES LAW LIABILITIES. Notwithstanding anything to the contrary in Section 16.01, neither the General Partners nor any Affiliate of either of the General Partners shall be indemnified for liabilities arising under federal or state securities laws unless (A) there has been a successful adjudication on the merits of each count involving alleged securities laws violations as to the particular indemnitee and the court approves indemnification of litigation costs, or (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of litigation costs, or (C) a court of competent



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jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of amounts paid in settlement and related costs and expenses should be made, provided that any General Partner or Affiliate of a General Partner requesting such indemnification shall, prior to making such request, apprise the court of the position of the Securities and Exchange Commission and Tennessee Securities Division with regard to indemnification in connection with securities law violations.

     16.08 PROCEEDINGS INVOLVING AFFILIATES. An Affiliate of a General Partner shall only be indemnified hereunder in connection with actions, suits or proceedings arising out of services performed by such Affiliate if such services were performed on behalf of the Partnership and were within the scope of the General Partner's authority as set forth in this Agreement

     16.09 INSURANCE LIMITATION. The Partnership shall not incur the cost of that portion of any insurance which insures any party against any liability as to which the General Partners or an Affiliate of the General Partners are herein prohibited from being indemnified; provided however, that this Section 16.09 shall not preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability, casualty and workers' compensation, as is customary in the oil and gas industry.


                                  ARTICLE XVII
                          ACCOUNTS, RECORDS AND REPORTS

     17.01 BOOKS OF ACCOUNT; FISCAL YEAR. The Managing General Partner, at the expense of the Partnership, shall maintain for the Partnership adequate books and records of account that shall be maintained on the accrual basis and on a basis consistent with appropriate provisions of the Code, containing, among other entries, Capital Accounts for each Partner and Interest Holder reflecting all contributions by, and profits and losses (and items thereof) allocated and distributed to, each such Partner, including the Depositary for the account of the Interest Holders. The Partnership shall adopt the calendar year as its fiscal year if permitted by Code Section 706(b). The books of the Partnership, at Partnership expense, shall be audited annually by a nationally recognized accounting firm designated by the Managing General Partner. In addition, the accounting firm designated by the Managing General Partner shall also review and sign the Partnership income tax returns. All costs and expenses incurred in connection with such review shall be borne by the Partnership.

     17.02 CAPITAL ACCOUNTS. Capital Accounts shall be established and maintained for the Partners and each Interest Holder consistent with generally accepted accounting principles for the accrual method of accounting, provided, however, that for federal income tax reporting purposes it shall maintain its books consistent with Income Tax Regulation Section 1.704-1(b) (2) (iv) and shall make all final distributions upon liquidation of the Partnership in a manner which reconciles the federal income tax Capital Accounts with the financial Capital Accounts and supports the allocations of Partnership Income and Loss Items provided in this Agreement. For purposes of determining Capital



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



and, consequently, the Partners' sharing in Partnership assets, if distributions Account balances are made of Partnership assets which have inherent unrecognized gain or loss which is not recognized to the Partnership, the assets shall be deemed to have been sold for their respective fair market values, causing such unrecognized gain or loss to be deemed to have been recognized upon distribution and such gain or loss deemed to have been recognized shall be posted in the proper sharing ratios to the Capital Accounts of the Partners and Interest Holders. The Partnership shall adjust Capital Accounts for items of income, gain, loss or deduction which are required to be computed by the Partners and Interest Holders individually rather than through the Partnership pursuant to
Section 613A(c) (7) (D) of the Code consistent with the requirements of the Code for sustaining the relative sharing ratios of the Partners and Interest Holders in the income, gain, loss, deduction and assets of the Partnership.

     17.03 INVESTOR LIST. A list of investors in the Partnership shall be maintained, and investors shall have access to such list, as follows:

          A. During the term of the Partnership and for a period of four years thereafter, the Depositary, at the expense of the Partnership, shall maintain in the Partnership's principal place of business specified in
     Article IV hereof an alphabetical list of the names, addresses, business telephone numbers and interests held by each of the Partners and Interest Holders of the Partnership (including the dates on which each of the Partners and Interest Holders became or ceased to be a Partner or Interest Holder) (the "investor list"). The investor list shall be updated at least quarterly to reflect changes in the information contained therein. For federal tax purposes, the Depositary shall be the designated person for maintaining investor lists.

          B. An Interest Holder or an assignee of an Interest Holder's SDIs (an "inspecting person"), on written request, may examine and copy the investor list at the Partnership's principal place of business, in person or by the inspecting person's representative, at any reasonable time, and at the inspecting person's expense.

          C. Within 10 days following receipt of a written request from any inspecting person made to the Depositary at the address specified in
     Article IV hereof, the Depositary shall mail to the inspecting person a copy of the investor list, which shall be printed in alphabetical order, on white paper and in a readily readable type size (in no event smaller than 10-point type). The Depositary may require the inspecting person to pay a reasonable charge for costs of reproduction and mailing.

          D. The purposes for which an inspecting person may examine, copy or request a copy of the investor list include, without limitation, matters relating to the inspecting person's voting rights under this Agreement and the exercise of the inspecting person's rights under federal proxy laws. Before making the investor list available for examination and copying by an inspecting person or mailing a copy of the investor list to an inspecting person, the Depositary may require the inspecting person to represent in



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



     writing that the investor list is not being requested for a commercial purpose unrelated to the inspecting person's interest in the Partnership.

          E. If the Depositary neglects or refuses to exhibit, produce or mail a copy of the investor list pursuant to a request from an inspecting person properly made in accordance with this Section 17.03, the Depositary shall be liable to the inspecting person for the costs, including attorneys' fees, incurred by the inspecting person for compelling the production of the investor list, and for actual damages suffered by the inspecting person by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the investor list was for the purpose of selling the investor list or using it for a commercial purpose unrelated to the inspecting person's interest in the Partnership. The remedies provided hereunder to inspecting persons requesting copies of the investor list are in addition to, and shall not in any way limit, other remedies available to them under federal law or the laws of any state.

     17.04 RECORDS REQUIRED BY PARTNERSHIP ACT. During the term of the Partnership and for a period of four years thereafter (but in no event for a period of less than seven years), the Managing General Partner, at the expense of the Partnership, shall maintain in the Partnership's principal place of business specified in Article IV hereof all records required to be kept pursuant to the Texas Revised Limited Partnership Act. The Managing General Partner shall maintain copies of federal state and local information and income tax returns for each of the Partnership's six most recent tax years, copies of this
Agreement and the Partnership's certificate of limited partnership, including all amendments or restatements, executed copies of any powers of attorney under which this Agreement, the Partnership's certificate of limited partnership and any amendments and restatements thereto have been executed, and a written statement of the amount of Capital Contributions made by each Partner. An Interest Holder or an assignee of an Interest Holder's SDIs, on written request, may examine and copy, in person or by the Interest Holder's or assignee's representative, at any reasonable time, and at the Interest Holder's or assignee's expense, records required to be maintained under the Texas Revised Limited Partnership Act and such other information regarding the business, affairs and financial condition of the Partnership as is just and reasonable for the Interest Holder or assignee to examine and copy; provided, however, that all reports, logs and similar records may be kept confidential by the Managing General Partner for limited periods of time, not to exceed six months unless the Managing General Partner contemplates the acquisition of additional mineral properties in the vicinity of the operations to which such records pertain. Upon written request by any Interest Holder or an assignee of an Interest Holder's SDIs made to the Managing General Partner at the address specified in Article IV hereof, the Managing General Partner shall provide to the requesting Interest Holder or assignee without charge true copies of (A) this Agreement and the Partnership's certificate of limited partnership and all amendments or restatements, and (B) any of the tax returns of the Partnership described above. The Managing General Partner shall retain for a period of at least six years following the date of formation of the Partnership all records necessary to substantiate the fact that SDIs were sold only to purchasers meeting the suitability standards set forth in paragraph 2 of the Subscription Agreement.


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




     17.05 BANK ACCOUNTS. All funds of the Partnership shall be deposited in its name in such bank account or accounts as may be designated by the Managing General Partner. The Managing General Partner and any persons authorized in writing by it to do so shall be authorized to draw checks on the bank accounts of the Partnership. Each bank in which a Partnership account is maintained shall be relieved of any responsibility to inquire into the authority of the Managing General Partner to deal with such funds and shall be absolved of all liability with respect to withdrawals from such Partnership account by any person duly authorized by the Managing General Partner.

     17.06 INFORMATION FURNISHED ANNUALLY TO INTEREST HOLDERS. Within 120 days after the end of each fiscal year, each Interest Holder is to be furnished the following information:

          A. financial statements, including a balance sheet and statements of operations, Partners' equity and cash flows prepared in accordance with generally accepted accounting principles, accompanied by a report of an independent certified public accountant on the financial information contained therein;

          B. a summary itemization, by type and/or classification of the total fees and compensation, including the General and Administrative Overhead Allowance, paid by the Partnership, or indirectly on behalf of the Partnership, to the General Partners and their Affiliates, together with the accountant's attestation required by Section 12.02 hereof,

          C. a description of each Producing Property in which the Partnership owns an interest, including the cost, location, number of acres under lease and the interest owned therein by the Partnership;

          D. following the Partnership's first full fiscal year of operations and each subsequent fiscal year, estimates, as of the end of such fiscal year, of (i) the Proved Reserves attributable to the Partnership's interests in Producing Properties, (ii) the future net Revenues to be received by the Partnership from such Proved Reserves, and (iii) the present value of such future net Revenues, such present value to be calculated in the manner set forth in part (A) of Section 2.39 of this Agreement. Such estimates shall be prepared by the Managing General Partner and audited by a Consultant. The report shall also include an estimate of the time required for the extraction of such estimated Proved Reserves and a statement that, because of the time period required to extract such Proved Reserves, the present value of Revenues to be obtained in the future is less than if such Revenues were immediately receivable. The Managing General Partner may cease to obtain a Consultant's audit of the above-required estimates when the cost of such audit is deemed by the Managing General Partner to be inordinately high in relation to the remaining Proved Reserves of the Partnership. When the Managing General Partner makes the determination to discontinue obtaining such audits, it shall provide to the Interest Holders, with respect to the first fiscal



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



     year as to which such determination was made, notice of such determination including a description of the factors relied upon by the Managing General Partner in so determining. Proved Reserves will continue to be evaluated, however, by the Managing General Partner itself; and

          E. following the Partnership's first full fiscal year of operations and each subsequent fiscal year, a statement of SDI Value, prepared in the manner set forth in the definition of "SDI Value" contained in Section 2.39 of this Agreement. Following the delivery of a statement of SDI Value, Interest Holders shall have the right to present their SDIs for purchase by the Managing General Partner in the manner contemplated by Article XV hereof.

     17.07 REPORT ON REDUCTION IN RESERVES. Upon the occurrence of an event leading to a reduction of 10% or more in the estimated Proved Reserves attributable to the Partnership's interests in Producing Properties, excluding reduction as a result of normal production, sales of reserves or product price changes, the Managing General Partner shall prepare and deliver to Interest Holders a computation and estimate of such reduction. Such computation and estimate need not be audited by a Consultant. The computation and estimate shall be delivered to Interest Holders as soon as possible, but in no event more than 90 days, after the occurrence of the event leading to such reduction.

     17.08 REPORT TO SEC. Upon request, the Managing General Partner shall provide any Interest Holder with a copy of any report filed by or on behalf of the Partnership with the Securities and Exchange Commission, pursuant to the provisions of the Securities Exchange Act of 1934, as amended, and any relevant financial or engineering reports of the Partnership, subject to the confidentiality provisions of Section 17.04.

     17.09 OTHER REPORTS. From time to time, at the discretion of the Managing General Partner, the Managing General Partner may prepare such other reports as may be necessary to reflect the financial and economic results of the operations of the Partnership. Such reports may include such information as Capital Contributions received, expenditures, estimated and/or actual income to the Partnership and Distributions to the Partners, together with reports on any other matters deemed significant by the Managing General Partner.


                                  ARTICLE XVIII
                        PREPARATION OF RETURNS; ELECTIONS

     18.01 TAX REPORTING INFORMATION. The Managing General Partner shall arrange for the preparation and filing of all necessary information returns for the Partnership, and in addition, all necessary income tax reporting information will be furnished annually by the Managing General Partner to the Interest Holders and the Managing General Partner shall provide such annual tax reporting information to Interest Holders within two and one-half months after the close of the year to which such tax reporting information relates.


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




     18.02 ELECTIONS. No election shall be made by the Partnership, either of the General Partners or any Interest Holder to exclude the Partnership or any of the Partners thereof in respect thereto from the application of the provisions of Subchapter K of the Code, or from any similar provisions of state tax laws.

     18.03 BASIS ADJUSTMENTS. In the event of the transfer of an interest in the Partnership or in the event of the distribution of Partnership Property to any Partner, the Partnership may elect, in the sole discretion of the Managing General Partner, to cause the basis of Partnership Property to be adjusted for federal income tax purposes as provided for by Sections 734 and 743 of the Code.

     18.04 TAX MATTERS PARTNER. The Managing General Partner shall act as the "Tax Matters Partner", as defined in Section 6231 of the Code, and shall take all action on behalf of the Partnership and the Partners permitted under Code Sections 6221-6233.

     18.05 OTHER ELECTIONS. All other elections authorized under the Code or regulations may be made by the Managing General Partner, but only to the extent such elections are not inconsistent with Sections 18.02 and 18.03 of this Agreement.


                                   ARTICLE XIX
                            DURATION AND TERMINATION

     19.01 DEATH, INSANITY OR BANKRUPTCY OF INTEREST HOLDER. The Partnership shall not terminate by reason of the death of an Interest Holder, but the executor or administrator of such Interest Holder shall have all the rights of an Interest Holder for the purpose of settling his estate and such power as such Interest Holder had to constitute his assignee a substituted Interest Holder. The estate of a deceased Interest Holder shall be liable for his obligations as an Interest Holder. Neither the judicially declared insanity or bankruptcy of any Interest Holder nor the transfer of an Interest Holder's SDIs shall work a dissolution or termination of the Partnership.

     19.02 EVENTS OF DISSOLUTION. The Partnership shall be dissolved by:

          A. the occurrence of any event of withdrawal of a General Partner listed in Section 11.01 of this Agreement;

          B. the  expiration  of the  term of the  Partnership  as set  forth in
     Article VI;

          C. the affirmative vote of Interest Holders holding more than 50% of the SDIs then held by investors to dissolve and wind up the affairs of the Partnership at a meeting called and held as set forth in Article XIV, or


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




          D. except as otherwise provided herein, the occurrence of any other event that, under the Texas Revised Limited Partnership Act, causes the dissolution of a limited partnership.

     19.03 RECONSTITUTION FOLLOWING DISSOLUTION. Upon the dissolution of the Partnership under Section 19.02.A above as a result of an event of withdrawal by a General Partner, the Partnership may be reconstituted and its business continued without winding up of the Partnership and liquidation of its assets if following such event of withdrawal there remains at least one General Partner and that General Partner carries on the business of the Partnership. For purposes of this Section 19.03, any substitute General Partner whose substitution as a new General Partner occurs simultaneously with the withdrawal of the withdrawing General Partner under Article XI of this Agreement shall be a remaining General Partner following such event of withdrawal. Moreover, the Managing General Partner shall be obligated, following any event of withdrawal of the Special General Partner, to reconstitute the Partnership and continue its business at least until the substitution of a new Special General Partner. In addition, following any event of withdrawal by a General Partner, the Interest Holders may reconstitute the Partnership and continue its business by the vote of Interest Holders holding 662/3% or more of the SDIs then held by investors at a meeting held within 90 days of such event of withdrawal in accordance with
Article XIV hereof.

     19.04 WINDING UP AND LIQUIDATION. If the Partnership is dissolved and is not reconstituted under Section 19.03 above, it shall be wound up and the assets shall be sold and proceeds distributed in the order provided herein. The Managing General Partner shall be appointed as the liquidating agent for the winding up of Partnership affairs and the liquidation and distribution of the assets of the Partnership, whether or not it shall have withdrawn or been removed as Managing General Partner in connection with such dissolution, unless
(i) it shall have supplied to the Partnership a suitable substitute liquidating agent, (ii) a court of competent jurisdiction has ordered that the Managing General Partner not serve as liquidating agent or has appointed another liquidating agent for the Partnership, or (iii) applicable law prohibits the Managing General Partner from acting as liquidating agent. Until a certificate of cancellation is filed for the Partnership under Texas law, the Managing General Partner or other liquidating agent shall have authority in the name and on behalf of the Partnership to prosecute and defend civil, criminal or administrative suits, to settle and close the Partnership's business, and to sell or dispose of Partnership Property at a price deemed reasonable by the Managing General Partner or other liquidating agent, whether in cash, securities, other property or any other form, or any combination thereof, and the proceeds thereof as well as all other cash and properties of the Partnership shall be distributed as follows:

          A. to the payment and discharge or the establishment of reserves to discharge all of the Partnership's debts and liabilities to persons other than the Partners;

          B. to the setting up of any reserves which the Managing General Partner may deem necessary for contingent or unforeseen liabilities or obligations of the Partnership;

          C. to the satisfaction of all debts, including obligations of the Partnership to the Partners; and if the proceeds are insufficient to pay in full all such obligations, then pro rata to each Partner as the amount of the Partnership's obligation to such Partner bears to the obligations due all Partners; and

          D. to the extent available, to the payment of the Partners' positive Capital Account balances.

     Upon any liquidation and dissolution of the Partnership (other than a liquidation and dissolution arising from a constructive termination for tax purposes), property may not be distributed to the Partners, but shall be placed instead in a liquidating trust, or similar entity, for the purpose of liquidating the property and distributing the proceeds thereof to the Partners on the basis and in the percentages described in this Agreement, reduced by the expenses of collection and distribution. All liquidating distributions shall be made by the end of the Partnership's taxable year during which the liquidation occurs (or, if later, within 90 days after the date of such liquidation).

     19.05 NO RECOURSE IF ASSETS INSUFFICIENT. An Interest Holder shall look solely to the assets of the Partnership for the return of his SDI Subscription, and if the Partnership Property remaining after the payment or discharge of the debts and liabilities of the Partnership to third-party creditors and to Partners is insufficient to return his SDI Subscription, he shall have no recourse against any Partner or any other Interest Holder, except to the extent of, and as results from, the provisions of Section 9.05.



                                   ARTICLE XX
                           PLANS OF MERGER OR EXCHANGE

     20.01 AUTHORITY TO ADOPT PLANS OF MERGER OR EXCHANGE. The Managing General Partner may cause the Partnership to adopt a plan of merger or plan of exchange, as defined in the Texas Revised Limited Partnership Act. Any such plan of merger or exchange shall satisfy the conditions of this Article XX and shall be consummated in accordance with the requirements of the Texas Revised Limited Partnership Act.

     20.02 DEFINITIONS. For purposes of this Article XX, the following terms shall have the indicated meanings:

          A. "Consolidating Transaction" shall mean a plan of merger or exchange adopted by the Partnership involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Consolidated Entity. Such term does not include a transaction involving the conversion of the Partnership to corporate, trust or association form if, as a consequence of the auction there will be no significant adverse change in (1) voting rights of Interest Holders, (2) the term of existence of the Partnership, (3) compensation of the General Partners, or (4) the Partnership's investment objectives.

          B. "Consolidated Entity" shall mean a partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed Consolidating Transaction.

     20.03 CONSOLIDATING TRANSACTION CONDITIONS. A Consolidating Transaction may not be consummated until the following conditions have been satisfied:

          A. The Consolidating Transaction shall be approved by the affirmative vote of Interest Holders holding 662/3% or more of the SDIs then held by investors, at a meeting of the Interest Holders called and held in accordance with Article XIV of this Agreement; provided, however, that if the proxy materials pertaining to the Consolidating Transaction are filed with the Securities and Exchange Commission, there shall be at least a 90 day period, and if such filing is not required, there shall be at least a 30 day period, between filing of proxy materials and proxy solicitation.

          B. In connection with the Consolidating Transaction, an appraisal of all Partnership Properties shall be obtained from an Independent Expert, the terms of whose engagement shall clearly state that the engagement is for the benefit of the Partnership and the Interest Holders. The appraisal shall be prepared and disseminated as follows:

               1. The appraisal shall be based on all relevant information, including current Proved Reserves estimates audited by a Consultant.

               2. All Partnership Properties shall be appraised on a consistent basis.

               3.  The  appraisal   shall  indicate  the  value  of  Partnership
          Properties as of a date immediately prior to the announcement of the proposed Consolidating Transaction.

               4.  The  appraisal   shall  assume  an  orderly   liquidation  of
          Partnership Properties over a 12 month period.

               5. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Interest Holders in connection with the proposed Consolidating Transaction.



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



               6. If the appraisal will be included in a prospectus used to offer the securities of the Consolidated Entity to be received by Interest Holders in exchange for their SDIs, the appraisal shall be filed with the Securities and Exchange Commission and appropriate state securities regulatory authorities as an exhibit to the registration statement for the offering.

          C.  Interest  Holders  who  vote  against  a  proposed   Consolidating
     Transaction which is approved as required herein shall be given a choice of:

               1. accepting the securities of the Consolidated Entity, or

               2. one of the following:

                    a.  remaining  as Interest  Holders in the  Partnership  and
               preserving  their  interests   therein  on  the  same  terms  and
               conditions as existed previously, or

                    b. receiving cash in an amount equal to the Interest Holders' pro rata share of the appraised value of Partnership Properties.

          D. The Partnership shall not participate in any Consolidating Transaction which would result in Interest Holders having voting rights in the Consolidated Entity which are less than they have in the Partnership as provided in this Agreement. If the Consolidated Entity is a corporation, the voting rights of Interest Holders in the Consolidated Entity shall correspond to those provided in this Agreement to the greatest extent possible.

          E. The Partnership shall not participate in any Consolidating Transaction which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Consolidated Entity (except to the minimum extent necessary to preserve the tax status of the Consolidated Entity). The Partnership shall not participate in any Consolidating Transaction which would limit the ability of an Interest Holder to exercise the voting rights of its securities of the Consolidated Entity on the basis of the number of SDIs held by that Interest Holder.

          F. The Partnership shall not participate in any Consolidating Transaction in which Interest Holders' rights of access to the records of the Consolidated Entity will be less than those provided for in Sections
     17.03 and 17.04 hereof.

          G. The Partnership shall not participate in any Consolidating Transaction in which any of the costs of the Consolidating Transaction would be borne by the Partnership if the Consolidating Transaction is not approved by Interest Holders.



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                                   ARTICLE XXI
                                    AMENDMENT

     21.01 AMENDMENT BY MANAGING GENERAL PARTNER. The Managing General Partner may, without prior notice to or consent of any Interest Holder, amend any provision of this Agreement if such amendment does not have a material adverse effect upon the Interest Holders or the Partnership, as the case may be. Amendments permissible pursuant to this Section 21.01 include, but shall not be limited to, (i) changes in the name of the Partnership and/or location of its principal place of business, as may be required by any jurisdiction in which the Partnership owns property or transacts business, (ii) amendments reflecting the withdrawal or removal of a General Partner affected in accordance with Article XI of this Agreement, and (iii) any change that is necessary or advisable in the opinion of the Managing General Partner to qualify the Partnership as a limited partnership or a partnership in which the Interest Holders have limited liability under the laws of any state or to insure that the Partnership will not be treated as an association taxable as a corporation or as a publicly traded partnership for federal income tax purposes. The Managing General Partner shall obtain a written opinion of counsel confirming that any such amendment does not contravene any provisions of this Agreement. Written notice of any amendment to this Agreement effected pursuant to this Section 21.01 shall be sent to all Interest Holders by the Managing General Partner within a reasonable period of time.

     21.02 AMENDMENT BY VOTE OF INTEREST HOLDERS. Amendments to this Agreement other than those effected pursuant to Section 21.01 above may be proposed by (i) either of the General Partners or (ii) Interest Holders holding at least 10% of the SDIs then held by investors. Upon receipt of such proposal the Managing General Partner shall submit to the Interest Holders a verbatim statement of any proposed amendment, provided that counsel for the Partnership may make such changes in form thereto as may be necessary. The Managing General Partner shall include in any submission its recommendation as to the proposed amendment. The Managing General Partner may call a meeting of the Interest Holders pursuant to
Article XIV hereof for the purpose of voting on such proposed amendment. A proposed amendment shall be adopted and become effective as an amendment to this Agreement if it receives the affirmative vote of Interest Holders holding more than 50% of the SDIs then held by investors; provided however, no amendment that has the effect of increasing the required Capital Contribution of any Partner, decreasing the profit-sharing percentage of any Partner, or increasing the share of costs or amount of losses to be borne by any Partner, or causing the Partnership to incur UBTI (for example, by changing the type of interest in oil and gas properties to be acquired by Partnership), may become effective unless affirmatively consented to by all Partners and Interest Holders who would be adversely affected thereby.

                                  ARTICLE XXII
                                  MISCELLANEOUS

     22.01 NOTICES. Any notice, request or demand required or permitted under this Agreement shall be deemed to have been duly given or made if delivered or



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sent postage  prepaid by registered or certified  mail (i) in the case of either of the General Partners, to the address specified in Article IV, and (ii) in the case of an Interest Holder, to such Interest Holder's address as it appears on the records of the Partnership. Any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid. Any Interest Holder may change his address by giving notice in writing stating his new address to the Depositary, and either of the General Partners may change its address by giving its new address to all other Partners and the Interest Holders. Commencing on the 15th day after the giving of such notice such newly designated address shall be such Partner's or Interest Holder's address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

     22.02 NO CONTINUING WAIVERS. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

     22.03 HEADINGS. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provisions hereof.

     22.04 SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof

     22.05 GOVERNING LAW. This Agreement, and the application or interpretation hereof, shall be governed exclusively by its terms and by the local internal laws of the State of Texas (except that the Texas Securities Act shall not determine the rights of Interest Holders not resident in the State of Texas).

     22.06 REMEDIES CUMULATIVE. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its rights to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     22.07 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereunder had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     22.08 SUCCESSORS AND ASSIGNS. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement their respective successors and assigns.



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


     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 14th day of December, 1995.


MANAGING GENERAL PARTNER:                         LIMITED PARTNER:

SWIFT ENERGY COMPANY                              SWIFT DEPOSITARY COMPANY



By:      /s/ A. Earl Swift                        By:/s/ Alton D. Heckaman, Jr.
         --------------------------                  ---------------------------
         A. Earl Swift, Chairman of the              Alton D. Heckaman, Jr.,
         Board, President and Chief                  Secretary
         Executive Officer




SPECIAL GENERAL PARTNER:

VJM CORPORATION


By: /s/ James A. Shepherdson
    ------------------------
    James A. Shepherdson,
    Vice Chairman and
    Chief Operating Officer



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